As filed with the Securities and Exchange Commission on November 18, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MARRIOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	7011	52-2055918
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number) 10400 Fernwood Road Bethesda, Maryland 20817 (301) 380-3000	(I.R.S. Employer Identification Number)
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward A. Ryan, Esq. Executive Vice President and General Counsel Marriott International, Inc. 10400 Fernwood Road Bethesda, Maryland 20817 (301) 380-6979
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew L. Fabens, Esq. Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, NY 10166 (212) 351-4000	Christopher C. Paci, Esq. Michael J. Stein, Esq. Christopher B. Edwards, Esq. DLA Piper LLP 599 Lexington Ave New York, NY 10022 (212) 335-4970

Approximate date of commencement of proposed sale to the public: Upon the consummation of the exchange offers described herein.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per unit	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
6.750% Series S Notes due 2018	$370,626,000	100%	$370,626,000	$42,956
7.150% Series T Notes due 2019	$209,445,000	100%	$209,445,000	$24,275
3.125% Series U Notes due 2023	$326,333,000	100%	$326,333,000	$37,822
3.750% Series V Notes due 2025	$350,000,000	100%	$350,000,000	$40,565
4.500% Series W Notes due 2034	$300,000,000	100%	$300,000,000	$34,770
Total				$180,388

(1)	Represents the aggregate principal amount of each series of notes issuable in the exchange offers to which this registration statement relates.
(2)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).
(3)	Calculated in accordance with Rule 457(f) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Marriott International, Inc. may not distribute or issue the securities being registered pursuant to this registration statement until the registration statement, as filed with the U.S. Securities and Exchange Commission (of which this prospectus is a part), is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 18, 2016

PROSPECTUS

Marriott International, Inc.

Offers to Exchange

All Outstanding Starwood Hotels & Resorts Worldwide, LLC

(formerly known as Starwood Hotels & Resorts Worldwide, Inc.)

Notes of the Series Specified Below

and Solicitation of Consents to Amend the Related Indenture and Notes

Upon the terms and subject to the conditions set forth in this prospectus (as it may be supplemented and amended from time to time, and including the annexes hereto, this “prospectus”) and the related letter of transmittal and consent (as it may be supplemented and amended from time to time, the “letter of transmittal and consent”), we are offering to exchange (the “exchange offers”) any and all validly tendered (and not validly withdrawn) and accepted notes of the following series issued by Starwood Hotels & Resorts Worldwide, LLC (formerly known as Starwood Hotels & Resorts Worldwide, Inc. and referred to in this prospectus as “Starwood”) for notes to be issued by us as described, and for the consideration summarized, in the table below.

CUSIP No.	Series of Notes Issued by Starwood to be Exchanged (collectively, the “Starwood Notes”)	Aggregate Principal Amount ($mm)	Series of Notes to be Issued by Us (collectively, the “Marriott Notes”)	Exchange Consideration (1)(2)		Early Participation Premium (1)(2)	Total Consideration (1)(2)(3)
				Marriott Notes (principal amount)	Cash	Marriott Notes (principal amount)	Marriott Notes (principal amount)	Cash
85590AAL8	6.750% Notes due 2018	$370,626,000	6.750% Series S Notes due 2018	$970	$1.00	$30	$1,000	$1.00
85590AAN4	7.150% Notes due 2019	$209,445,000	7.150% Series T Notes due 2019	$970	$1.00	$30	$1,000	$1.00
85590AAP9	3.125% Notes due 2023	$326,333,000	3.125% Series U Notes due 2023	$970	$1.00	$30	$1,000	$1.00
85590AAQ7	3.750% Notes due 2025	$350,000,000	3.750% Series V Notes due 2025	$970	$1.00	$30	$1,000	$1.00
85590AAR5	4.500% Notes due 2034	$300,000,000	4.500% Series W Notes due 2034	$970	$1.00	$30	$1,000	$1.00

(1)	Consideration per $1,000 principal amount of Starwood Notes validly tendered and accepted for exchange, subject to any rounding as described herein.
(2)	The term “Marriott Notes” in this column refers, in each case, to the series of Marriott Notes corresponding to the series of Starwood Notes of like tenor and coupon.
(3)	Includes the Early Participation Premium (as defined below) payable for Starwood Notes validly tendered prior to the Early Participation Date (as defined and described below) and not validly withdrawn.

In exchange for each $1,000 principal amount of Starwood Notes that is validly tendered prior to 5:00 p.m., New York City time, on Friday, December 2, 2016, unless extended (the “Early Participation Date”) and not validly withdrawn, holders will be eligible to receive the total exchange consideration set out in the table above (the “Total Consideration”), which consists of $1,000 principal amount of Marriott Notes and a cash amount of $1.00. The Total Consideration includes the early participation premium set out in the table above (the “Early Participation Premium”), which consists of $30 principal amount of Marriott Notes of the applicable series. In exchange for each $1,000 principal amount of Starwood Notes that is validly tendered (and not validly withdrawn) after the Early Participation Date but prior to the Expiration Date (as defined below), holders will be eligible to receive only the exchange consideration set out in the table above (the “Exchange Consideration”), which is equal to the Total Consideration less the Early Participation Premium and so consists of $970 principal amount of Marriott Notes and a cash amount of $1.00. Each Marriott Note issued in exchange for a Starwood Note will have an interest rate and maturity date that are identical to the interest rate and maturity date of such tendered Starwood Note, as well as identical interest payment dates and optional redemption terms. No accrued but unpaid interest will be paid on the Starwood Notes in connection with the exchange offer. However, the first interest payment for each series of Marriott Notes issued in the exchange will have accrued from the most recent interest payment date for such tendered Starwood Note.

The exchange offers will expire immediately following 11:59 p.m., New York City time, on Friday, December 16, 2016, unless extended (the “Expiration Date”). You may withdraw tendered Starwood Notes at any time prior to the Expiration Date. As of the date of this prospectus, there was $1,556,404,000 aggregate principal amount of Starwood Notes outstanding.

Concurrently with the exchange offers, we are also soliciting consents (the “consent solicitations”) from each holder of the Starwood Notes, upon the terms and conditions set forth in this prospectus and the related letter of transmittal and consent, to certain proposed amendments (the “proposed amendments”) to each series of Starwood Notes to be governed by, as applicable:

•	The indenture, dated as of September 13, 2007 between Starwood and U.S. Bank National Association, as trustee, as amended by Supplemental Indenture No. 6 thereto, dated September 23, 2016, relating to the name change of Starwood (the “2007 Starwood Base Indenture”);

•	The indenture, dated as of December 10, 2012 between Starwood and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended by Supplemental Indenture No. 3 thereto, dated September 23, 2016, relating to the name change of Starwood (the “2012 Starwood Base Indenture”);

•	Supplemental Indenture No. 2, to the 2007 Starwood Base Indenture, dated as of May 23, 2008 (the 2007 Starwood Base Indenture, as so supplemented, the “2008 Starwood Indenture”) between Starwood and U.S. Bank National Association, as trustee, relating to Starwood’s 6.750% Senior Notes due 2018;

•	Supplemental Indenture No. 4, to the 2007 Starwood Base Indenture, dated as of November 20, 2009 (the 2007 Starwood Base Indenture, as so supplemented, the “2009 Starwood Indenture”) between Starwood and U.S. Bank National Association, as trustee, relating to Starwood’s 7.150% Senior Notes due 2019;

•	Supplemental Indenture No. 1, to the 2012 Starwood Base Indenture, dated as of December 10, 2012, (the 2012 Starwood Base Indenture, as so supplemented, the “2012 Starwood Indenture”) between Starwood and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to Starwood’s 3.125% Senior Notes due 2023; and

•	Supplemental Indenture No. 2, to the 2012 Starwood Base Indenture, dated as of September 15, 2014, (the 2012 Starwood Base Indenture, as so supplemented, the “2014 Starwood Indenture”) between Starwood and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to Starwood’s 3.750% Senior Notes due 2025 and Starwood’s 4.500% Senior Notes due 2034.

The 2008 Starwood Indenture, the 2009 Starwood Indenture, the 2012 Starwood Indenture and the 2014 Starwood Indenture are referred to collectively as the “Starwood Indentures.” Additionally, U.S. Bank National Association and The Bank of New York Mellon Trust Company, N.A., each in their capacities as a trustee under an applicable Starwood Indenture, are referred to collectively as the “Starwood Trustees.”

By tendering your Starwood Notes for exchange, you will be deemed to have validly delivered your consent to the proposed amendments to the applicable Starwood Indenture, as further described under “The Proposed Amendments.” You may not consent to the proposed amendments to the Starwood Indentures and the Starwood Notes without tendering your Starwood Notes in the appropriate exchange offer and you may not tender your Starwood Notes for exchange without consenting to the applicable proposed amendments. You may revoke your consent at any time prior to the Expiration Date by withdrawing the Starwood Notes you have tendered.

The consummation of the exchange offers is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the conditions discussed under “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations,” including, among other things, the receipt of valid consents to the proposed amendments from the holders of at least a majority of the outstanding aggregate principal amount of each series of Starwood Notes (as to each such series, the “Requisite Consents”). We may, at our option and in our sole discretion, waive any such conditions except the condition that the registration statement of which this prospectus forms part has been declared effective by the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”). All conditions to the exchange offers must be satisfied or, where permitted, waived, on or by the Expiration Date. The proposed amendments may become effective for any series of Starwood Notes where the Requisite Consents are received and the conditions discussed under “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations” have been satisfied or, where permitted, waived.

We plan to issue the Marriott Notes promptly on or about the second business day following the Expiration Date (the “Settlement Date”), assuming that the conditions to the exchange offers are satisfied or, where permitted, waived. The Starwood Notes are not, and the Marriott Notes will not be, listed on any securities exchange.

This investment involves risks. Before participating in any of the exchange offers and consenting to the proposed amendments to any of the Starwood Indentures, please see the sections entitled “Risk Factors” beginning on page 17 of this prospectus and beginning on page 48 of our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016, which is incorporated by reference in this prospectus for a discussion of the risks that you should consider in connection with your investment in the Marriott Notes.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

None of Marriott, Starwood, the dealer manager for the exchange offers and solicitation agent for the consent solicitations (the “dealer manager”), Global Bondholder Services Corporation, the exchange agent and information agent for the exchange offers and consent solicitations (the “exchange agent” or the “information agent”), or the Starwood Trustees or the trustee under the Marriott Indenture (as defined in this prospectus), or any other person makes any recommendation as to whether you should exchange your Starwood Notes in the exchange offers or deliver your consent to the proposed amendments to the Starwood Indentures and the Starwood Notes.

The dealer manager for the exchange offers and solicitation agent for consent solicitations is:

Deutsche Bank Securities

The date of this prospectus is              , 2016

i

ABOUT THIS PROSPECTUS

As used in this prospectus, unless the context requires otherwise, “we,” “us,” the “Company” or “Marriott” means Marriott International, Inc. and its predecessors and consolidated subsidiaries (including Starwood Hotels & Resorts Worldwide, LLC (formerly known as Starwood Hotels & Resorts Worldwide, Inc. and referred to in this prospectus as “Starwood”)).

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus. We and the dealer manager take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction where it is unlawful. The delivery of this prospectus will not, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (“SEC” or the “Commission”). Before making any decision on the exchange offers and consent solicitations, you should read this prospectus and any prospectus supplement, together with the documents incorporated by reference in this prospectus, the registration statement, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information.”

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus, any accompanying prospectus supplements and the documents incorporated by reference based on the beliefs and assumptions of our management and on information currently available to us. Forward-looking statements include information about our possible or assumed future results of operations in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the headings “Business and Overview” and “Liquidity and Capital Resources” in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016, and other statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions.

Forward-looking statements are subject to a number of risks and uncertainties which could cause actual results to differ materially from those expressed in these forward-looking statements, including the risks and uncertainties described on page 17 of this prospectus and other factors described from time to time in our various public filings which we incorporate by reference in this prospectus. We therefore caution you not to rely unduly on any forward-looking statements. The forward-looking statements in this prospectus and the documents incorporated by reference speak only as of the date of the document in which the forward-looking statement is made, and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

ii

SUMMARY

The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. This prospectus includes the basic terms of the exchange offers and consent solicitations, as well as information about our business. We encourage you to read this prospectus and any prospectus supplement, as well as the information incorporated by reference in this prospectus, and the registration statement and the exhibits thereto in their entirety in order to understand the exchange offers and consent solicitations fully. You should also read “Risk Factors” in this prospectus for more information about important risks that you should consider before making an investment decision in any of the exchange offers and consent solicitations.

The Company

We are one of the world’s leading lodging companies. On September 23, 2016, we completed our business combination with Starwood. We are a worldwide operator, franchisor, and licensor of nearly 6,000 hotel and timeshare properties with over 1.17 million rooms in 120 countries and territories under 30 brand names as of September 30, 2016. We also develop, operate, and market residential properties and provide services to home/condominium owner associations. Under our business model, we typically manage or franchise hotels, rather than own them. We report our operations in three segments: North American Full-Service, North American Limited-Service, and International.

Marriott’s principal executive offices are located at 10400 Fernwood Road, Bethesda, Maryland 20817. Our telephone number is (301) 380-3000.

Recent Developments

In connection with our business combination with Starwood, we offered to repurchase any or all of Starwood’s outstanding 7.150% Senior Notes due 2019 and 3.125% Senior Notes due 2023. We completed our offer on October 25, 2016 and repurchased $310,000 in aggregate principal amount of the 7.150% Senior Notes due 2019 and $23,667,000 in aggregate principal amount of the 3.125% Senior Notes due 2023. $209,445,000 in aggregate principal amount of the 7.150% Senior Notes due 2019 and $326,333,000, in aggregate principal amount of the 3.125% Senior Notes due 2023, remained outstanding following the completion of the offer to repurchase.

Questions and Answers about the Exchange Offers and Consent Solicitations

Q:	Why is Marriott making the exchange offers and consent solicitations?

A:	Marriott is conducting the exchange offers to simplify its capital structure and to give existing holders of Starwood Notes the option to obtain securities issued by Marriott International, Inc. which will be pari passu with Marriott’s other unsecured and unsubordinated debt securities. Marriott is conducting the consent solicitations to, among other things, eliminate (1) substantially all of the restrictive covenants, (2) the change of control provisions, (3) certain requirements that must be met for Starwood to consolidate, merge or sell all or substantially all of its assets and (4) certain events of default in the Starwood Indentures so they will no longer apply. Completion of the exchange offers and consent solicitations is expected to ease administration of the Company’s consolidated indebtedness. Although the proposed amendments would also delete the company reporting covenant, Starwood has already ceased reporting under Section 13 or 15(d) of the Exchange Act and, accordingly, current stand-alone information about Starwood is no longer publicly available. Marriott expects that completion of the exchange offers and consent solicitations will ease administration of the consolidated indebtedness.

Q:	What will I receive if I tender my Starwood Notes in the exchange offers and consent solicitations?

A:	Upon the terms and subject to the conditions of the exchange offers described in this prospectus and the letter of transmittal and consent, for each Starwood Note that you validly tender before 11:59 p.m., New York City time, on Friday, December 16, 2016 (the “Expiration Date”), and do not validly withdraw, you will be eligible to receive a Marriott Note of the applicable series (as designated in the table below), which will accrue interest at the same annual interest rate, have the same interest payment dates, same optional redemption prices and same maturity date as the Starwood Note which you exchanged. Specifically, (i) in exchange for each $1,000 principal amount of Starwood Notes that you validly tender before 5:00 p.m., New York City time, on Friday, December 2, 2016, unless extended (the “Early Participation Date”), and do not validly withdraw, you will be eligible to receive the Total Consideration, which consists of $1,000 principal amount of Marriott Notes and includes the Early Participation Premium of $30 principal amount of Marriott Notes, and a cash amount of $1.00, and (ii) in exchange for each $1,000 principal amount of Starwood Notes that you validly tender after the Early Participation Date but before the Expiration Date, and do not validly withdraw, you will receive only the Exchange Consideration, which consists of $970 principal amount of Marriott Notes and a cash amount of $1.00.

The Marriott Notes will be issued under and governed by the terms of the Marriott Indenture (as defined in this prospectus) described under “The Exchange Offers and Consent Solicitations.” The Marriott Notes will be issued only in denominations of $2,000 and integral multiples of $1,000 thereof. We will not accept any tender that would result in the issuance of less than $2,000 principal amount of Marriott Notes with respect to such tender. See “Description of New Marriott Notes—Additional Mechanics.” If Marriott would be required to issue a Marriott Note in a minimum denomination other than $2,000 or a larger whole multiple of $1,000, Marriott will, in lieu of such issuance:

•	issue a Marriott Note in a principal amount that has been rounded down to $2,000 or the nearest lesser whole multiple of $1,000 that is larger than $2,000, as applicable; and

•	pay a cash amount equal to:

•	the difference between (i) the principal amount of the Marriott Notes to which the tendering holder would otherwise be entitled and (ii) the principal amount of the Marriott Note actually issued in accordance with this paragraph; plus

•	accrued and unpaid interest on the principal amount representing such difference up to, but excluding, the Settlement Date.

Except as otherwise set forth above: (i) instead of receiving a payment for accrued interest on Starwood Notes that you exchange, the Marriott Notes you receive in exchange for those Starwood Notes will accrue interest from (and including) the most recent interest payment date on those Starwood Notes and (ii) no accrued but unpaid interest will be paid on the Starwood Notes that you tender for exchange.

By tendering your Starwood Notes for exchange, you will be deemed to have validly delivered your consent to the proposed amendments to the relevant Starwood Indenture, as further described under “The Proposed Amendments.” You may not consent to the proposed amendments to the applicable Starwood Indenture without tendering your Starwood Notes in the appropriate exchange offer and you may not tender your Starwood Notes for exchange without consenting to the applicable proposed amendments. The proposed amendments may become effective for any series of Starwood Notes where the Requisite Consents are received and the conditions discussed under “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations” have been satisfied or, where permitted, waived. You may revoke your consent at any time before the Expiration Date by withdrawing the Starwood Notes you have tendered.

Series of Notes Issued by Starwood to be Exchanged (collectively, the “Starwood Notes”)	Series of Notes to be Issued by Marriott (collectively, the “Marriott Notes”)
6.750% Notes due 2018	6.750% Series S Notes due 2018
7.150% Notes due 2019	7.150% Series T Notes due 2019
3.125% Notes due 2023	3.125% Series U Notes due 2023
3.750% Notes due 2025	3.750% Series V Notes due 2025
4.500% Notes due 2034	4.500% Series W Notes due 2034

Q:	What are the proposed amendments?

A:	The proposed amendments will, among other things, eliminate (1) substantially all of the restrictive covenants, (2) the change of control provisions, (3) certain requirements that must be met for Starwood to consolidate, merge or sell all or substantially all of its assets and (4) certain events of default in the Starwood Indentures so they will no longer apply, as well as change the delivery date of the annual compliance certificate.

For each series of Starwood Notes, if the Requisite Consents have been received before the Expiration Date, assuming all other conditions of the exchange offers and consent solicitations are satisfied or, where permitted, waived, as applicable, all of the sections or provisions listed below under the applicable Starwood Indenture for the following series of Starwood Notes will be deleted or modified, as applicable:

•	Section 6.03 of the 2008 Starwood Indenture, Section 6.03 of the 2009 Starwood Indenture, Section 6.03 of the 2012 Starwood Indenture and Section 6.03 of the 2014 Starwood Indenture—Existence

•	Section 6.02 of the 2008 Starwood Indenture, Section 6.02 of the 2009 Starwood Indenture, Section 6.02 of the 2012 Starwood Indenture and Section 6.02 of the 2014 Starwood Indenture—Restrictions on Secured Debt

•	Section 6.01 of the 2008 Starwood Indenture, Section 6.01 of the 2009 Starwood Indenture, Section 6.01 of the 2012 Starwood Indenture and Section 6.01 of the 2014 Starwood Indenture—Limitations on Sales and Leasebacks

•	Section 6.01(e) of the 2007 Starwood Base Indenture and Section 6.01(e) of the 2012 Starwood Base Indenture—Events of Default (Cross-Acceleration)

•	Section 3.02 of the 2008 Starwood Indenture, Section 3.02 of the 2009 Starwood Indenture, Section 3.02 of the 2012 Starwood Indenture and Section 3.02 of the 2014 Starwood Indenture—Change of Control

Merger and Consolidation Covenant. The proposed amendments would also modify Section 11.01 of both the 2007 Starwood Base Indenture and Section 11.01 of the 2012 Starwood Base Indenture—Company May Consolidate, Etc., Only On Certain Terms to (i) modify the restrictions on Starwood’s ability to sell its assets as, or substantially as, an entirety so that such a sale may occur so long as Starwood is not insolvent as a result of such sale, (ii) eliminate the requirement that a surviving successor corporation be organized only in certain states or countries, and (iii) eliminate the requirement that no defaults exist after such transactions.

Company Reporting Covenant. Although the proposed amendments would also delete the company reporting covenant in each of the Starwood Indentures, Starwood has already ceased reporting under Section 13 or 15(d) of the Exchange Act and, accordingly, has ceased to file periodic reports or information with the SEC or the Starwood Trustees or to provide such reports or information to any holders of the Starwood Notes.

Conforming Delivery Date of Annual Compliance Certificate. The proposed amendments would also amend Section 4.05 of both the 2007 Starwood Base Indenture and the 2012 Starwood Base Indenture—Certificate as to Default to be Delivered Annually to conform the delivery date of the annual compliance certificate to that of the Marriott Indenture.

Conforming Changes, etc. The proposed amendments would amend each of the Starwood Indentures to make certain conforming or other changes to the Starwood Indentures, including modification or deletion of certain definitions and cross-references.

The elimination or modification of the restrictive covenants contemplated by the proposed amendments would, among other things, permit Starwood and its subsidiaries to take actions that could be adverse to the interests of the holders of the Starwood Notes that remain outstanding after consummation of the exchange offers and consent solicitations. See “Description of Differences Between the Starwood Notes and the Marriott Notes,” “The Exchange Offers and Consent Solicitations,” “The Proposed Amendments” and “Description of New Marriott Notes.”

Q:	What are the consequences of not participating in the exchange offers and consent solicitations before the Early Participation Date?

A:	Upon the terms and subject to the conditions of the exchange offers, if you fail to tender your Starwood Notes before the Early Participation Date but do so before the Expiration Date (and do not validly withdraw your Starwood Notes before the Expiration Date), you will be eligible to receive the Exchange Consideration, which consists of $970 principal amount of Marriott Notes and a cash amount of $1.00 for each $1,000 principal amount of Starwood Notes, but not the Early Participation Premium, which would include an additional $30 principal amount of Marriott Notes.

Q:	What are the consequences of not participating in the exchange offers and consent solicitations at all?

A:	If you do not exchange your Starwood Notes for Marriott Notes in the exchange offers, you will not receive the benefit of having Marriott, the parent entity of Starwood, as the obligor of your notes. In addition, if the proposed amendments to such series of Starwood Notes become effective, those amendments will apply to all Starwood Notes of that series that are not exchanged in the applicable exchange offer, even though the remaining holders of such Starwood Notes did not consent to the proposed amendments. Thereafter, all such Starwood Notes will be governed by the applicable Starwood Indenture as amended by the proposed amendments, which will have less restrictive terms and afford reduced protections to the holders of those securities compared to those currently in the Starwood Indentures or those applicable to the corresponding Marriott Notes. Additionally, the trading market for any remaining Starwood Notes may be more limited than it is at present, and the smaller outstanding principal amount may make the trading market of any remaining Starwood Notes more volatile. Consequently, the liquidity, market value and price of Starwood Notes that remain outstanding may be materially and adversely affected. Therefore, if your Starwood Notes are not tendered and accepted in the applicable exchange offer, it may become more difficult for you to sell or transfer your unexchanged Starwood Notes. See “Risk Factors—Risks Related to the Exchange Offers and the Consent Solicitations—The proposed amendments to the Starwood Indentures will reduce protections for remaining holders of Starwood Notes.”

Q:	How do the Starwood Notes differ from the Marriott Notes to be issued in the exchange offers?

A:	The Starwood Notes are the obligations solely of Starwood and are governed by the applicable Starwood Indentures. The Marriott Notes will be the obligations solely of Marriott and will be governed by the Marriott Indenture. The Starwood Indentures and the Marriott Indenture are similar, but differ in certain respects, including the applicable covenants, merger and consolidation terms, and events of default. In particular, the covenant relating to changes of control is less restrictive in the Marriott Indenture than it is in the 2009 and 2012 Starwood Indentures.

However, each Marriott Note issued in exchange for a Starwood Note will have an interest rate and maturity date that are identical to the interest rate and maturity date of the tendered Starwood Note, as well as identical interest payment dates and optional redemption prices and will accrue interest from and including the most recent interest payment date of the tendered Starwood Note. Marriott Notes will have features that are consistent with other outstanding notes of Marriott, including provisions about certain changes of control of Marriott that are substantially consistent with the change of control provisions in the 2008 and 2014 Starwood Indentures. See “Description of Differences Between the Starwood Notes and the Marriott Notes.”

Q:	What will be the ranking of the Marriott Notes?

A:	The Marriott Notes will be unsecured general obligations of Marriott and will rank equally with all other unsecured and unsubordinated indebtedness of Marriott from time to time outstanding. See “Description of New Marriott Notes—Terms.”

The Marriott Notes offered will also be structurally subordinated to all existing and future liabilities of any of Marriott’s subsidiaries and any subsidiaries that we may in the future acquire or establish. See “Risk Factors—Risks Related to the Marriott Notes—We depend on cash flow of our subsidiaries to make payments on our securities.”

Q:	Will the Marriott Notes be eligible for listing on an exchange?

A:	The Marriott Notes will not be listed on any securities exchange. We cannot assure you about the liquidity of the Marriott Notes or the development of any market for the Marriott Notes. See “Risk Factors—Risks Related to the Marriott Notes—A liquid trading market for the Marriott Notes may not develop.”

Q:	What consents are required to effect the proposed amendments to the Starwood Indentures and consummate the exchange offers?

A:	In order for the proposed amendments to the Starwood Indentures to be adopted for any series of Starwood Notes, holders of not less than a majority in aggregate principal amount of the outstanding Starwood Notes of that series must consent to them, and those consents must be received before the Expiration Date for the exchange offer that relates to that series.

Q:	May I tender my Starwood Notes in the exchange offers without delivering a consent in the consent solicitations?

A:	No. By tendering your Starwood Notes for exchange, you will be deemed to have validly delivered your consent to the proposed amendments to the applicable Starwood Indenture for that specific series of Starwood Notes, as further described under “The Proposed Amendments.” You may not consent to the proposed amendments to the applicable Starwood Indenture without tendering your Starwood Notes in the appropriate exchange offer and you may not tender your Starwood Notes for exchange without consenting to the applicable proposed amendments.

Q:	May I tender only a portion of the Starwood Notes that I hold?

A:	Yes. You may tender only a portion of the Starwood Notes that you hold, provided that tenders of Starwood Notes (and corresponding consents thereto) will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Q:	What are the conditions to the exchange offers and consent solicitations?

A:	The consummation of the exchange offers and consent solicitations is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the conditions discussed under “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations,” including, among other things, the receipt of the Requisite Consents as to each series of Starwood Notes. We may, at our option and in our sole discretion, waive any such conditions except the condition that the registration statement of which this prospectus forms part has been declared effective by the Commission. All conditions to the exchange offers must be satisfied or, where permitted, waived, on or before the Expiration Date. The proposed amendments may become effective for any series of Starwood Notes where the Requisite Consents are received and the conditions discussed under “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations” have been satisfied or, where permitted, waived.

Q:	Will Marriott accept all tenders of Starwood Notes?

A:	Subject to the satisfaction or, where permitted, waiver of the conditions to the exchange offers, we will accept for exchange any and all Starwood Notes that (i) have been validly tendered in the exchange offers before the Expiration Date and (ii) have not been validly withdrawn before the Expiration Date (provided that tender of Starwood Notes (and corresponding consents thereto) will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000).

Q:	What will Marriott do with the Starwood Notes accepted for exchange in the exchange offers?

A:	The Starwood Notes surrendered in connection with the exchange offers and accepted for exchange will be retired and cancelled.

Q:	When will Marriott issue the Marriott Notes and pay the cash consideration?

A:	Assuming the conditions to the exchange offers are satisfied or, where permitted, waived, Marriott will issue the Marriott Notes in book-entry form and pay the cash consideration promptly on or about the second business day following the Expiration Date (the “Settlement Date”).

Q:	Will I be paid the accrued and unpaid interest on my Starwood Notes accepted for exchange on the Settlement Date?

A:	No, that interest will not be paid in cash on the Settlement Date. The Marriott Notes received in exchange for the tendered Starwood Notes will instead accrue interest from (and including) the most recent date for which interest has been paid on the tendered Starwood Notes; provided, that interest will only accrue on the aggregate principal amount of Marriott Notes you receive, which will be less than the principal amount of Starwood Notes you tendered for exchange if you tender your Starwood Notes after the Early Participation Date.

Q:	When will the proposed amendments to the Starwood Indentures become operative?

A:	For the applicable Starwood Indenture for each series of Starwood Notes, if we receive the Requisite Consents for such series of Starwood Notes before the Expiration Date, we expect that the proposed amendments to the Starwood Indenture applicable to such series will become effective on the Settlement Date.

Q:	When will the exchange offers expire?

A:	Each exchange offer will expire after 11:59 p.m., New York City time, on Friday, December 16, 2016, unless we, in our sole discretion, extend the exchange offer, in which case the Expiration Date will be the latest date and time to which such exchange offer is extended. See “The Exchange Offers and Consent Solicitations—Expiration Date; Extensions; Amendments.”

Q:	Can I withdraw my Starwood Notes after I tender them? Can I revoke the consent related to my Starwood Notes after I deliver it?

A:	Tenders of Starwood Notes may be validly withdrawn (and the related consents to the proposed amendments revoked as a result) at any time before the Expiration Date.

Following the Expiration Date, tenders of Starwood Notes may not be validly withdrawn unless Marriott is otherwise required by law to permit withdrawal. In the event of termination of an exchange offer, the Starwood Notes tendered pursuant to such exchange offer will be promptly returned to the tendering holders. See “The Exchange Offers and Consent Solicitations—Procedures for Tendering and Consenting—Withdrawal of Tenders and Revocation of Corresponding Consents.”

Q:	How do I exchange my Starwood Notes if I am a beneficial owner of Starwood Notes held in certificated form by a custodian bank, depositary, broker, trust company or other nominee? Will the record holder exchange my Starwood Notes for me?

A:	Currently, all of the Starwood Notes are held in book-entry form and can only be tendered through the applicable procedures of The Depository Trust Company (“DTC”). If your Starwood Notes are held by a broker, dealer, commercial bank, trust company or other nominee, that nominee may not take action on the exchange offers and consent solicitations unless you provide that nominee with instructions to tender your Starwood Notes on your behalf. See “The Exchange Offers and Consent Solicitations—Procedures for Tendering and Consenting—Starwood Notes Held Through a Nominee.” However, if any Starwood Notes are subsequently issued in certificated form and are held of record by a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the securities in the exchange offers, you should contact that institution promptly and instruct the institution to tender on your behalf.

Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the exchange offers and consent solicitations. Accordingly, beneficial owners wishing to participate in the exchange offers and consent solicitations should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which you must take action in order to participate in the exchange offers and consent solicitations.

Q:	Will I have to pay any fees or commissions if I tender my Starwood Notes for exchange in the exchange offers?

A:	You will not be required to pay any fees or commissions to Marriott, the dealer manager, the exchange agent or the information agent in connection with the exchange offers. If you hold Starwood Notes through a broker, dealer, commercial bank, trust company or other nominee that tenders your Starwood Notes on your behalf, your broker or other nominee may charge you a commission for doing so. You should consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply.

Q:	Are there procedures for guaranteed delivery of Starwood Notes?

A:	No. There are no guaranteed delivery procedures applicable to the exchange offers. If you wish to participate in the exchange offers you must validly tender your Starwood Notes in accordance with the procedures described in this prospectus before the Early Participation Date, in order to be eligible to receive the Total Consideration, or before the Expiration Date, in order to be eligible to receive the Exchange Consideration.

Q:	Is any recommendation being made about the exchange offers and the consent solicitations?

A:	None of Marriott, Starwood, the dealer manager, the exchange agent, the information agent, the trustee under the Marriott Indenture, the Starwood Trustees or any other person makes any recommendation as to whether any Starwood noteholder should tender or refrain from tendering any or all of your Starwood Notes (and in so doing, consent to the adoption of the proposed amendments to the Starwood Indentures and the Starwood Notes), and no one has been authorized by any of them to make such a recommendation.

Q:	To whom should I direct any questions?

A:	Questions concerning the terms of the exchange offers or the consent solicitations should be directed to the dealer manager:

Deutsche Bank Securities

60 Wall Street

New York, NY 10005

Attention: Liability

Management Group

Collect: (212) 250-2955

Toll-Free: (866) 627-0391

Questions concerning exchange and consent procedures and requests for additional copies of this prospectus and the letter of transmittal and consent should be directed to the information agent:

Global Bondholder Services Corporation

65 Broadway—Suite 404

New York, New York 10006

Attn: Corporate Actions

Banks and Brokers call: (212) 430-3774

All others please call toll free: (866) 470-4300

contact@gbsc-usa.com

Amendments and Supplements

We may be required to amend or supplement this prospectus at any time to add, update or change the information contained in this prospectus. You should read this prospectus and any prospectus supplement, together with the documents incorporated by reference in this prospectus, the registration statement, the exhibits to the registration statement and the additional information described under the heading “Where You Can Find More Information.”

Risk Factors

An investment in the Marriott Notes involves risks that you should carefully evaluate before making such an investment. See “Risk Factors” beginning on page 17 of this prospectus.

The Exchange Offers and Consent Solicitations

Exchange Offers	Marriott is hereby offering to exchange, upon the terms and conditions in this prospectus and the related letter of transmittal and consent, any and all of each series of outstanding Starwood Notes listed on the front cover of this prospectus for (i) newly issued series of Marriott Notes with identical interest rates, interest payment dates, optional redemption prices and maturity dates as the corresponding series of Starwood Notes and (ii) cash. See “The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations.”

Consent Solicitations	Marriott is soliciting consents to the proposed amendments of the Starwood Indentures from holders of the Starwood Notes, on behalf of Starwood and on the terms and conditions in this prospectus and the related letter of transmittal and consent. You may not tender your Starwood Notes for exchange without delivering a consent to the proposed amendments of the applicable Starwood Indenture under which the respective series of Starwood Notes was issued and you may not deliver consents in the consent solicitations for your Starwood Notes without tendering such Starwood Notes. See “The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations.”

The Proposed Amendments	The proposed amendments will, among other things, eliminate (1) substantially all of the restrictive covenants, (2) the change of control provisions, (3) certain requirements that must be met for Starwood to consolidate, merge or sell all or substantially all of its assets and (4) certain events of default in the Starwood Indentures so they will no longer apply, as well as change the delivery date of the annual compliance certificate. The proposed amendments are substantially the same for each series of the Starwood Notes. See “The Proposed Amendments.”

Requisite Consents	The exchange offers are conditioned upon the receipt of valid consents to the proposed amendments from the holders of at least a majority of the outstanding aggregate principal amount of each series of Starwood Notes. See “The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations.” The proposed amendments may become effective for any series of Starwood Notes where the Requisite Consents are received and the conditions discussed under “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations” have been satisfied or, where permitted, waived.

Procedures for Participating in the Exchange Offers and Consent Solicitations	If you wish to participate in an exchange offer and related consent solicitation, you must cause the book-entry transfer of your Starwood Notes to the exchange agent’s account at DTC, and the exchange agent must receive a confirmation of book-entry transfer and either:

•	A completed letter of transmittal and consent; or

•	An agent’s message transmitted under DTC’s Automated Tender Offer Program (“ATOP”), by which each tendering holder agrees to be bound by the letter of transmittal and consent.

See “The Exchange Offers and Consent Solicitations—Procedures for Tendering and Consenting.”

No Guaranteed Delivery Procedures	No guaranteed delivery procedures are available in connection with the exchange offers and consent solicitations. You must tender your Starwood Notes and deliver your consents by the Expiration Date in order to participate in the exchange offers and the consent solicitations.

Total Consideration; Early Participation Premium before the Early Participation Date	In exchange for each $1,000 principal amount of Starwood Notes that you validly tender before the Early Participation Date and do not validly withdraw, you will receive the Total Consideration, which consists of $1,000 principal amount of Marriott Notes, which includes the Early Participation Premium of $30 principal amount of Marriott Notes, and a cash amount of $1.00. In exchange for each $1,000 principal amount of Starwood Notes that you validly tender after the Early Participation Date but before the Expiration Date and do not validly withdraw, you will receive only the Exchange Consideration, which equals the Total Consideration less the Early Participation Premium of $30 principal amount of Marriott Notes, and so consists of $970 principal amount of Marriott Notes and a cash amount of $1.00.

Expiration Date	Each of the exchange offers and consent solicitations will expire at 11:59 p.m., New York City time, on Friday, December 16, 2016, or at such later date and time to which Marriott extends it for one or more series of Starwood Notes.

Withdrawal and Revocation	You may validly withdraw tenders of Starwood Notes (and related consents to the proposed amendments revoked as a result) at any time before the Expiration Date.

After the Expiration Date, you may not validly withdraw tenders of Starwood Notes unless Marriott is otherwise required by law to permit withdrawal. If any exchange offer is terminated, the Starwood Notes tendered under that exchange offer will be promptly returned to you. See “The Exchange Offers and Consent Solicitations—Withdrawal of Tenders and Revocation of Corresponding Consents.”

Conditions

The consummation of the exchange offers is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the conditions discussed under “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations,” including, among other things, the receipt of valid consents to the proposed amendments from the holders of at least a majority of the outstanding aggregate principal amount of each series of Starwood Notes (the “Requisite Consents”). We may, at our option and in our sole discretion, waive any such conditions except the condition that the registration statement of which this prospectus forms part has been declared effective by the Commission. All conditions to the exchange offers must be satisfied or, where permitted, waived by the Expiration Date. The proposed amendments may become effective for any series of Starwood Notes where the Requisite Consents are received and the conditions discussed under “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations” have been satisfied or, where permitted, waived.

Acceptance of Starwood Notes and Consents and Delivery of Marriott Notes	You may not consent to the proposed amendments to the Starwood Indentures without tendering your Starwood Notes in the appropriate exchange offer and you may not tender your Starwood Notes for exchange without consenting to the proposed amendments to the applicable Starwood Indenture. If we waive the Requisite Consent condition as it relates to one or more series of Starwood Notes, upon completion of the exchange offers and consent solicitations, the proposed amendments will apply only to those series of Starwood Notes where the Requisite Consents were received.

Subject to the satisfaction or, where permitted, waiver of the conditions to the exchange offers and consent solicitations, Marriott will accept for exchange any and all Starwood Notes that you validly tender before the Expiration Date and do not validly withdraw; likewise, because the act of validly tendering Starwood Notes will also constitute valid delivery of consents to the proposed amendments to the applicable Starwood Indenture for the series of Starwood Notes so tendered, Marriott will also accept all consents that are validly delivered and not validly revoked before the Expiration Date. All Starwood Notes exchanged will be retired and cancelled.

The Marriott Notes issued under the exchange offers will be issued and delivered, and the cash amounts payable will be delivered, through the facilities of DTC on the Settlement Date. We will return to you any Starwood Notes that are not accepted for exchange for any reason without expense to you promptly after the Expiration Date. See “The Exchange Offers and Consent Solicitations—Acceptance of Starwood Notes for Exchange; Marriott Notes; Effectiveness of Proposed Amendments.”

U.S. Federal Income Tax Considerations	Holders should consider certain U.S. federal income tax consequences of the exchange offers and consent solicitations; please consult your tax advisor about the tax consequences to you of the exchange. See “Certain U.S. Federal Income Tax Consequences.”

Consequences of Not Exchanging Starwood Notes for Marriott Notes	If you do not exchange your Starwood Notes for Marriott Notes in the exchange offers, you will not receive the benefit of having Marriott, the parent entity of Starwood, as the obligor of your notes. In addition, if the proposed amendments to a series of Starwood Notes become effective, those amendments will apply to all Starwood Notes of that series that are not exchanged in the applicable exchange offer, even though the remaining holders of such Starwood Notes did not consent to the proposed amendments. Thereafter, all such Starwood Notes will be governed by the applicable Starwood Indenture as amended by the proposed amendments, which will have less restrictive terms and afford reduced protections for the holders of those securities compared to those currently in the Starwood Indentures or applicable to the Starwood Notes.

Additionally, the trading market for any remaining Starwood Notes may be more limited than it is at present, and the smaller outstanding principal amount may make the trading market of any remaining Starwood Notes more volatile. Consequently, the liquidity, market value and price of Starwood Notes that remain outstanding may be materially and adversely affected. Therefore, if your Starwood Notes are not tendered and accepted in the applicable exchange offer, it may become more difficult for you to sell or transfer your unexchanged Starwood Notes. In addition, although the proposed amendments would also delete the company reporting covenant, Starwood has already ceased reporting under Section 13 or 15(d) of the Exchange Act and, accordingly, current stand-alone information about Starwood is no longer publicly available.

See “Risk Factors—Risks Related to the Exchange Offers and the Consent Solicitations—The proposed amendments to the Starwood Indentures will reduce protections for remaining holders of Starwood Notes.”

Use of Proceeds	We will not receive any cash proceeds from the exchange offers.

Exchange Agent, Information Agent and Dealer Manager	Global Bondholder Services Corporation serves as exchange agent and information agent for the exchange offers and consent solicitations. Deutsche Bank Securities Inc. serves as the dealer manager.

The addresses and telephone numbers of the dealer manager is set forth on the back cover of this prospectus.

We have other business relationships with the dealer manager, as described in “The Exchange Offers and Consent Solicitations—Dealer Manager.”

No Recommendation	None of Marriott, Starwood, the dealer manager, the exchange agent, the information agent, the trustee under the Marriott Indenture, the Starwood Trustees or any other person makes any recommendation on whether you should tender or refrain from tendering all or any portion of the principal amount of your Starwood Notes (and in so doing, consent to the adoption of the proposed amendments to the Starwood Indentures and the Starwood Notes), and no one has been authorized by any of them to make such a recommendation. The exchange offers and consent solicitations are only offerings of the Marriott Notes and are being made by Marriott only in Marriott’s capacity as the issuer of the Marriott Notes. No other securities are being offered and no consents are being solicited other than for the Starwood Notes in the exchange offers and consent solicitations. None of Marriott, Starwood, the dealer manager, the exchange agent, the information agent, the trustees under the Marriott Indenture, the Starwood Trustees or any other person is soliciting you to reject the exchange offers, to not tender your Starwood Notes or to otherwise retain your investment in the Starwood Notes.

Risk Factors	For risks related to the exchange offers and consent solicitations, please read the section entitled “Risk Factors” beginning on page 17s of this prospectus.

Further Information	You should direct (1) questions about the terms of the exchange offers or the consent solicitations to the dealer manager and (2) questions about the exchange procedures and requests for additional copies of the prospectus and the letter of transmittal and consent to the information agent, at their respective addresses and telephone numbers on the back cover of this prospectus.

We may be required to amend or supplement this prospectus at any time to add, update or change the information contained in this prospectus. You should read this prospectus and any prospectus supplement, together with the documents incorporated by reference in this prospectus, the registration statement, the exhibits to the registration statement and the additional information described under the heading “Where You Can Find More Information.”

The New Marriott Notes

Issuer	Marriott International, Inc.

Notes Offered	$370,626,000 aggregate principal amount of 6.750% Series S Notes due 2018,
$209,445,000 aggregate principal amount of 7.150% Series T Notes due 2019,
$326,333,000 aggregate principal amount of 3.125% Series U Notes due 2023,
$350,000,000 aggregate principal amount of 3.750% Series V Notes due 2025, and
$300,000,000 aggregate principal amount of 4.500% Series W Notes due 2034.

Interest Rates; Interest Payment Dates; Maturity Dates	Each new series of Marriott Notes will have the same interest rates, maturity dates, optional redemption prices and interest payment dates as the corresponding series of Starwood Notes for which they are being offered in exchange.

Each Marriott Note will bear interest from the most recent interest payment date for which interest has been paid on the corresponding Starwood Note. No accrued but unpaid interest will be paid on any Starwood Notes validly tendered and not validly withdrawn before the Expiration Date. Holders of Starwood Notes that are accepted for exchange will be deemed to have waived the right to receive any payment from Starwood for interest accrued from the date of the last interest payment date for their Starwood Notes. Consequently, if you tender your Starwood Notes before the Early Participation Date you will receive the same interest payments that you would have received had you not exchanged your Starwood Notes in the applicable exchange offer. Interest will only accrue on the aggregate principal amount of Marriott Notes you receive, which will be less than the principal amount of Starwood Notes you tendered for exchange if you tender your Starwood Notes after the Early Participation Date.

Marriott Notes Interest Rates (per annum) and Maturity Dates	Marriott Notes Semi-Annual Interest Payment Dates	Marriott Notes First Interest Payment Date
6.750% Series S Notes due May 15, 2018	May 15 and November 15	May 15, 2017
7.150% Series T Notes due December 1, 2019	June 1 and December 1	June 1, 2017
3.125% Series U Notes due February 15, 2023	February 15 and August 15	February 15, 2017
3.750% Series V Notes due March 15, 2025	March 15 and September 15	March 15, 2017
4.500% Series W Notes due October 1, 2034	April 1 and October 1	April 1, 2017

Optional Redemption	Marriott will have the right at its option to redeem any series of the Marriott Notes, in whole or in part, at any time or from time to time at the optional redemption prices described in “Description of New Marriott Notes—Redemption at Our Option.” Those redemption terms are identical to those applicable to the corresponding series of Starwood Notes.

Ranking	The Marriott Notes will be unsecured general obligations of Marriott and will rank equally with all other unsecured and unsubordinated indebtedness of Marriott from time to time outstanding.

Further Issuances	Marriott may, without the consent of the holders of any series of the Marriott Notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as any series of the Marriott Notes.

Denominations	Marriott will issue the Marriott Notes in minimum denominations of $2,000 and integral multiples of $1,000 thereof.

In the exchange offers, the principal amount of each Marriott Note issued to you will be rounded down, if necessary, to the nearest whole multiple of $1,000 in excess of $2,000, and we will pay cash equal to the difference between the principal amount of the Marriott Notes to which you would otherwise be entitled and the principal amount of the Marriott Note actually issued, plus accrued and unpaid interest on the principal amount representing such difference up to, but excluding, the Settlement Date.

Trading	The Marriott Notes will not be listed on any national securities exchange or be quoted on any automated dealer quotation system.

Trustee	The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank).

Use of Proceeds	Marriott will not receive any cash proceeds from the issuance of the Marriott Notes under the exchange offers. In exchange for issuing the Marriott Notes and paying the cash consideration, Marriott will receive Starwood Notes that will be retired and cancelled. See “Use of Proceeds.”

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus and any prospectus supplement, together with the registration statement and the exhibits thereto, including the risks and uncertainties described below in the section entitled “Risk Factors” beginning on page 17 of this prospectus and under the heading “Risk Factors” included in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

RISK FACTORS

Before making an investment decision in any of the exchange offers and consent solicitations, you should consider carefully the following risks and all of the information set forth or incorporated by reference in this prospectus and any prospectus supplement, together with the registration statement and the exhibits thereto, including the risks and uncertainties described under the heading “Risk Factors” included in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

Risks Related to the Marriott Notes

The Marriott Notes are unsecured and will be effectively junior to our secured indebtedness to the extent of the collateral therefor.

The Marriott Notes are unsecured general obligations of Marriott. Holders of our secured indebtedness, if any, will have claims that are before your claims as holders of the Marriott Notes, to the extent of the assets securing such indebtedness. Thus, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, our pledged assets would be available to satisfy obligations of our secured indebtedness before any payment could be made on the Marriott Notes. To the extent that such assets cannot satisfy in full our secured indebtedness, the holders of such indebtedness would have a claim for any shortfall that would rank equally in right of payment with the Marriott Notes. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the Marriott Notes. As a result, holders of the Marriott Notes may receive less, ratably, than holders of our secured indebtedness. At September 30, 2016, Marriott International, Inc. had no secured indebtedness.

A liquid trading market for the Marriott Notes may not develop.

The Marriott Notes are new issuances of securities for which no public trading market currently exists. A liquid market for the Marriott Notes may not develop or be maintained. The Marriott Notes will not be listed on any national securities exchange or be quoted on any automated dealer quotation system. The liquidity of any market for any series of the Marriott Notes will depend upon the number of holders of such notes, our performance, the market for similar securities, the interest of securities dealers in making a market in such notes and other factors. A liquid trading market may not develop for any series of the Marriott Notes. As a result, the market price of the Marriott Notes could be adversely affected.

We depend on cash flow of our subsidiaries to make payments on our securities.

Marriott International, Inc. is in part a holding company. Our subsidiaries conduct a significant percentage of our consolidated operations and own a significant percentage of our consolidated assets. Consequently, our cash flow and our ability to meet our debt service obligations depend in large part upon the cash flow of our subsidiaries and the payment of funds by the subsidiaries to us in the form of loans, dividends or otherwise. Our subsidiaries, including Starwood, are not obligated to pay any amounts due under the Marriott Notes or make funds available to us for payment of our debt securities or preferred stock dividends or otherwise. In addition, their ability to make any payments will depend on their earnings, the terms of their indebtedness, business and tax considerations and legal restrictions. The Marriott Notes effectively rank junior to all liabilities of our subsidiaries (including trade creditors and holders of any Starwood Notes not exchanged). In the event of a bankruptcy, liquidation or dissolution of a subsidiary and following payment of its liabilities, the subsidiary may not have sufficient assets remaining to make payments to us as a shareholder or otherwise. The indenture governing the Marriott Notes does not limit the amount of unsecured debt which our subsidiaries may incur. In addition, we and our subsidiaries may incur secured debt and enter into sale and leaseback transactions, subject to certain limitations. See “Description of the New Marriott Notes —Certain Covenants.”

Our credit ratings may not reflect all risks of your investment in the Marriott Notes.

The credit ratings assigned to the Marriott Notes are limited in scope, and do not address all material risks relating to an investment in the Marriott Notes, but rather reflect only the view of each rating agency at the time the rating is issued. We cannot assure you that those credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by one or more rating agencies if, in that rating agency’s judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. You should evaluate each agency’s rating independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the Marriott Notes and increase our corporate borrowing costs.

We may not be able to repurchase the Marriott Notes upon a change of control repurchase event.

Upon the occurrence of specific kinds of change of control events accompanied by a below investment grade rating event (each as defined in the Marriott Indenture), we will be required to offer to purchase all of the Marriott Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase, unless we had previously exercised our right to redeem the Marriott Notes. If we experience such a change of control and rating downgrade, we cannot assure you that we would have sufficient financial resources available to satisfy our obligations to repurchase the Marriott Notes. Our failure to purchase the Marriott Notes as required under the terms of such notes would result in a default, which could have material adverse consequences for us and for you as holders of Marriott Notes. See “Description of New Marriott Notes—Change of Control.”

Risks Related to the Exchange Offers and the Consent Solicitations

The proposed amendments to the Starwood Indentures will reduce protections for remaining holders of Starwood Notes.

Although the Starwood Indentures currently contain limited protections, if the proposed amendments to the applicable Starwood Indentures for each series of Starwood Notes are adopted, the covenants and certain other terms of such amended series of Starwood Notes will be even less restrictive and will afford further reduced protection to any remaining holders of such series of Starwood Notes compared to the covenants and other provisions currently in place.

The proposed amendments to the Starwood Indentures would, among other things, eliminate (1) substantially all of the restrictive covenants (2) the change of control provisions, (3) certain requirements that must be met for Starwood to consolidate, merge or sell all or substantially all of its assets and (4) certain events of default in the Starwood Indentures so they will no longer apply, as well as change the delivery date of the annual compliance certificate.

If the proposed amendments are adopted for a series of Starwood Notes, each non-exchanging holder of that series will be bound by the proposed amendments even if that holder did not consent to the proposed amendments. These amendments will permit us to take certain actions previously prohibited that could increase the credit risk of Starwood, and might adversely affect the liquidity, market price and price volatility of the Starwood Notes or otherwise be adverse to the interests of the holders of the Starwood Notes. See “The Proposed Amendments.”

The liquidity of the Starwood Notes that are not exchanged will be reduced.

We expect that the trading market for unexchanged Starwood Notes will become more limited due to the reduction in the amount of the Starwood Notes outstanding upon consummation of the exchange offers. A more limited trading market might adversely affect the liquidity, market price and price volatility of these securities. If a market for unexchanged Starwood Notes exists or develops, those securities may trade at a discount to the price at which the securities would trade if the amount outstanding were not reduced, depending on prevailing interest rates, the market for similar securities and other factors. However, we cannot assure you that an active market in the unexchanged Starwood Notes will exist, develop or be maintained or as to the prices at which the unexchanged Starwood Notes may be traded.

Trading in the Starwood Notes may be adversely affected by the lack of information about Starwood.

Starwood has ceased reporting under Section 13 or 15(d) of the Exchange Act and, accordingly, it has ceased to provide reports or information to the SEC, Starwood Trustees or holders of the Starwood Notes. In addition, one or more credit rating agencies may cease to provide a credit rating for the Starwood Notes. Trading in the Starwood Notes may be adversely affected by the lack of current publicly available information about Starwood.

The exchange offers and consent solicitations may be cancelled or delayed.

The consummation of the exchange offers is subject to, and conditional upon the satisfaction or, where permitted, waiver of the conditions specified in this prospectus, including the receipt of the Requisite Consents. Even if each of the exchange offers and consent solicitations is completed, the exchange offers and consent solicitations may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the exchange offers and consent solicitations may have to wait longer than they expect to receive their Marriott Notes and the cash consideration offered.

We may acquire Starwood Notes in future transactions.

We may in the future seek to acquire Starwood Notes in open market or privately-negotiated transactions, through subsequent exchange offers or otherwise. The terms of any of those purchases or offers could differ from the terms of these exchange offers and such other terms may be more or less favorable to holders of Starwood Notes.

You may not receive Marriott Notes in the exchange offers if you do not follow the procedures for the exchange offers.

We will issue the Marriott Notes in exchange for your Starwood Notes only if you tender your Starwood Notes and deliver a properly completed and duly executed letter of transmittal and consent or the electronic transmittal through DTC’s ATOP and other required documents before the exchange offers. You should allow sufficient time to ensure timely delivery of the necessary documents. Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the exchange offers and consent solicitations. Accordingly, beneficial owners wishing to participate in the exchange offers and consent solicitations should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which you must take action in order to participate in the exchange offers and consent solicitations.

The consideration to be received in the exchange offers does not reflect any valuation of the Starwood Notes or the Marriott Notes and is subject to market volatility.

We have made no determination that the consideration to be received in the exchange offers represents a fair valuation of either the Starwood Notes or the Marriott Notes. We have not obtained a fairness opinion from any financial advisor about the fairness to us or to you of the consideration to be received by holders of Starwood Notes. None of Marriott, Starwood, the dealer manager, the exchange agent, the information agent, the trustees under the Marriott Indenture, the Starwood Trustees, or any other person is making any recommendation as to whether or not you should tender Starwood Notes for exchange in the exchange offers or deliver a consent pursuant to the consent solicitations.

A holder will recognize gain or loss on the exchange of Starwood Notes for Marriott Notes.

We believe that the exchange of the Starwood Notes for the Marriott Notes pursuant to the exchange offers will be treated as a disposition of the Starwood Notes in exchange for the Marriott Notes on which gain or loss is recognized for U.S. federal income tax purposes. Accordingly, a U.S. Holder (as defined in “Certain U.S. Federal Income Tax Consequences”) that tenders the Starwood Notes in exchange for the Marriott Notes will generally recognize taxable gain or loss for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Consequences—U.S. Holders—The Exchange Offers.”

The U.S. federal income tax treatment of holders who do not tender their Starwood Notes pursuant to the exchange offers is unclear.

The adoption of the proposed amendments may or may not result in a deemed exchange of Starwood Notes for “new” notes (the “Amended Notes”) for U.S. federal income tax purposes. If, as we believe more likely, the adoption of the proposed amendments does not result in such a deemed exchange, non-exchanging holders should not recognize gain or loss as a result of the adoption of the proposed amendments and completion of the exchange offers. If the adoption of the proposed amendments does result in such a deemed exchange, a U.S. Holder could recognize taxable gain on the deemed exchange of the Starwood Notes for the Amended Notes. See “Certain U.S. Federal Income Tax Consequences—Holders Not Tendering in the Exchange Offers.”

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for the periods indicated is as follows:

	Nine Months Ended September 30, 2016	Fiscal Year
		2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	5.0x	6.4x	6.2x	5.1x	4.6x	2.3x

In calculating the ratio of earnings to fixed charges, earnings represent income from continuing operations before income taxes (i) plus (income)/loss for equity method investees, fixed charges and distributed income of equity method investees and (ii) minus interest capitalized. Fixed charges represent interest (including amounts capitalized) and that portion of rental expense deemed representative of interest.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the Marriott Notes in connection with the exchange offers. In exchange for issuing the Marriott Notes and paying the cash consideration, we will receive the tendered Starwood Notes. The Starwood Notes surrendered in connection with the exchange offers and accepted for exchange will be retired and cancelled.

THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS

Purpose of the Exchange Offers and Consent Solicitations

Marriott is conducting the exchange offers to simplify its capital structure and to give existing holders of Starwood Notes the option to obtain securities issued by Marriott. Marriott is conducting the consent solicitations to, among other things, eliminate (1) substantially all of the restrictive covenants, (2) the change of control provisions, (3) certain requirements that must be met for Starwood to consolidate, merge or sell all or substantially all of its assets and (4) certain events of default in the Starwood Indentures so they will no longer apply. Completion of the exchange offers and consent solicitations is expected to ease administration of the Company’s consolidated indebtedness.

Terms of the Exchange Offers and Consent Solicitations

In the exchange offers, we are offering in exchange for a holder’s outstanding Starwood Notes the following Marriott Notes and cash consideration:

Aggregate Principal Amount	Series of Notes Issued by Starwood to be Exchanged	Series of Notes to be Issued by Marriott	Semi-Annual Interest Payment Dates for Both Starwood and Marriott Notes
$370,626,000	6.750% Notes due 2018	6.750% Series S Notes due 2018	May 15 and November 15
$209,445,000	7.150% Notes due 2019	7.150% Series T Notes due 2019	June 1 and December 1
$326,333,000	3.125% Notes due 2023	3.125% Series U Notes due 2023	February 15 and August 15
$350,000,000	3.750% Notes due 2025	3.750% Series V Notes due 2025	March 15 and September 15
$300,000,000	4.500% Notes due 2034	4.500% Series W Notes due 2034	April 1 and October 1

In exchange for each $1,000 principal amount of Starwood Notes that is validly tendered before the Early Participation Date, and not validly withdrawn, holders will be eligible to receive the Total Consideration which consists of $1,000 principal amount of Marriott Notes and includes the Early Participation Premium of $30 principal amount of Marriott Notes, and a cash amount of $1.00. In exchange for each $1,000 principal amount of Starwood Notes that is validly tendered after the Early Participation Date but before the Expiration Date, and not validly withdrawn, holders will be eligible to receive only the Exchange Consideration of $970 principal amount of Marriott Notes and a cash amount of $1.00, which is equal to the Total Consideration less the Early Participation Premium.

The Marriott Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000. We will not accept any tender that would result in the issuance of less than $2,000 principal amount of Marriott Notes with respect to such tender. See “Description of New Marriott Notes—Additional Mechanics.” If Marriott would be required to issue a Marriott Note in a denomination other than $2,000 or a whole multiple of $1,000 above such minimum, Marriott will, in lieu of such issuance:

•	issue a Marriott Note in a principal amount that has been rounded down to the nearest lesser whole multiple of $1,000 above the $2,000 minimum; and

•	pay a cash amount equal to:

•	the difference between (i) the principal amount of the Marriott Notes to which the tendering holder would otherwise be entitled and (ii) the principal amount of the Marriott Note actually issued in accordance with this paragraph; plus

•	accrued and unpaid interest on the principal amount representing such difference up to, but excluding, the Settlement Date.

The interest rate, interest payment dates, optional redemption prices and maturity date of each series of Marriott Notes to be issued by Marriott in the exchange offers will be the same as those of the corresponding series of Starwood Notes to be exchanged. The Marriott Notes received in exchange for the tendered Starwood Notes will accrue interest from (and including) the most recent date to which interest has been paid on those Starwood Notes; provided, that interest will only accrue for the aggregate principal amount of Marriott Notes you receive, which will be less than the principal amount of Starwood Notes you tendered for exchange in the event that your Starwood Notes are tendered after the Early Participation Date. Except as otherwise set forth above, you will not receive a payment for accrued and unpaid interest on Starwood Notes you exchange at the time of the exchange. However, the first interest payment for each series of Marriott Notes issued in the exchange will have accrued from the most recent interest payment date for Starwood Notes tendered in exchange for such series of Marriott Notes.

Each series of Marriott Notes is a new series of debt securities that will be issued under the Indenture, dated as of November 16, 1998 (the “Marriott Indenture”), between Marriott International, Inc. and The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as trustee. The terms of the Marriott Notes will include those expressly set forth in such notes and the Marriott Indenture and those made part of the Marriott Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

In conjunction with the exchange offers, we are also soliciting consents from the holders of each series of Starwood Notes to effect a number of amendments to the applicable Starwood Indenture under which each such series of Starwood Notes was issued and is governed. You may not consent to the proposed amendments to the applicable Starwood Indenture without tendering your Starwood Notes in the appropriate exchange offer and you may not tender your Starwood Notes for exchange without consenting to the applicable proposed amendments.

The consummation of the exchange offers is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the conditions discussed under “—Conditions to the Exchange Offers and Consent Solicitations,” including, among other things, the receipt of the Requisite Consents as to each series of Starwood Notes. We may, at our option and in our sole discretion, waive any such conditions except the condition that the registration statement of which this prospectus forms part has been declared effective by the Commission and, for the avoidance of doubt, the condition to receive the Requisite Consents. All conditions to the exchange offers must be satisfied or, where permitted, waived, on or by the Expiration Date. For a description of the proposed amendments, see “The Proposed Amendments.” The proposed amendments may become effective for any series of Starwood Notes where the Requisite Consents are received and the conditions discussed under “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations” have been satisfied or, where permitted, waived.

If the Requisite Consents as to each are received and the conditions discussed under “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations” have been satisfied or, where permitted, waived, then Starwood and the applicable trustee under the applicable Starwood Indenture will execute supplemental indentures setting forth the proposed amendments and such supplemental indentures shall become effective upon their execution and delivery. However, the proposed amendments to the applicable Starwood Indenture for each series will not become operative until after the issuance of the Marriott Notes and the payment of the cash consideration payable pursuant to the exchanges offers on the Settlement Date. Each non-consenting holder of a series of Starwood Notes as to which the exchange offer has been consummated will be bound by the applicable supplemental indenture.

Conditions to the Exchange Offers and Consent Solicitations

The consummation of the exchange offers is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the following conditions: (a) the receipt of valid consents to the proposed amendments from the holders of at least a majority of the outstanding aggregate principal amount of each series of Starwood Notes (the “Requisite Consents”), (b) the valid tender (without valid withdrawal) of a majority in aggregate principal amount of each series of Starwood Notes as of the Expiration Date, as it may be extended at Marriott’s discretion, (c) the registration statement of which this prospectus forms part has been declared effective by the Commission and (d) the following statements are true:

1.	In our reasonable judgment, no action or event has occurred or been threatened (including a default under an agreement, indenture or other instrument or obligation to which we or one of our affiliates is a party or by which we or one of our affiliates is bound), no action is pending, no action has been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction has been promulgated, enacted, entered, enforced or deemed applicable to the exchange offers, the exchange of Starwood Notes under an exchange offer, the consent solicitations or the proposed amendments, by or before any court or governmental, regulatory or administrative agency, authority or tribunal, which either:

•	challenges the exchange offers, the exchange of Starwood Notes under an exchange offer, the consent solicitations or the proposed amendments or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the exchange offers, the exchange of Starwood Notes under an exchange offer, the consent solicitations or the proposed amendments; or

•	could materially affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of Marriott and its subsidiaries, taken as a whole, or materially impair the contemplated benefits to Marriott of the exchange offers, the exchange of Starwood Notes under an exchange offer, the consent solicitations or the proposed amendments, or might be material to holders of Starwood Notes in deciding whether to accept the exchange offers and give their consents;

2.	None of the following has occurred:

•	any general suspension of or limitation on trading in securities on any United States national securities exchange or in the over-the-counter market (whether or not mandatory);

•	a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory);

•	any material adverse change in United States securities or financial markets generally; or

•	in the case of any of the foregoing existing at the time of the commencement of the exchange offers, a material acceleration or worsening thereof; and

3.	Each of the Starwood Trustees has executed and delivered a supplemental indenture relating to the proposed amendments to the applicable Starwood Indenture and has not objected in any respect to, or taken any action that could in our reasonable judgment adversely affect the consummation of, any of the exchange offers, the exchange of Starwood Notes under an exchange offer, the consent solicitations or our ability to effect the proposed amendments, nor have either of the Starwood Trustees taken any action that challenges the validity or effectiveness of the procedures used by us in soliciting consents (including the form thereof) or in making the exchange offers, the exchange of the Starwood Notes under an exchange offer or the consent solicitations.

All of these conditions are for our sole benefit and, except as set forth below, may be waived by us, in whole or in part in our sole discretion. Any determination made by us concerning these events, developments or circumstances shall be conclusive and binding, subject to the rights of the holders of the Starwood Notes to challenge such determination in a court of competent jurisdiction. We may, at our option and in our sole discretion, waive any such conditions except for the condition that the registration statement of which this prospectus forms part has been declared effective by the Commission. All conditions to the exchange offers must be satisfied or, where permitted, waived, on or by the Expiration Date.

Expiration Date; Extensions; Amendments

The Expiration Date for the exchange offers shall be 11:59 p.m., New York City time, on Friday, December 16, 2016, subject to our right to extend that date and time in our sole discretion, in which case the Expiration Date shall be the latest date and time to which we have extended the relevant exchange offer.

Subject to applicable law, we expressly reserve the right, in our sole discretion, for the exchange offers and consent solicitations for each series of Starwood Notes to:

1.	delay accepting any Starwood Notes, to extend the exchange offers and consent solicitations or to terminate the exchange offers and consent solicitations and not accept any Starwood Notes; and

2.	amend, modify or waive in part or whole, at any time before the expiration of the exchange offers, the terms of the exchange offers and consent solicitations in any respect, including waiver of any conditions to consummation of the exchange offers and consent solicitations (except the condition that the registration statement of which this prospectus is a part has been declared effective by the Commission and the condition of receiving the Requisite Consents).

If we exercise any such right, we will give written notice thereof to the exchange agent and will make a public announcement thereof as promptly as practicable. Without limiting the manner in which we may choose to make a public announcement of any extension, amendment or termination of the exchange offers and consent solicitations, we will not be obligated to publish, advertise or otherwise communicate any such public announcement, other than by making a timely press release to any appropriate news agency.

The minimum period during which the exchange offers and consent solicitations will remain open following material changes in the terms of the exchange offers and consent solicitations or in the information concerning the exchange offers and consent solicitations will depend upon the facts and circumstances of such change, including the relative materiality of the changes.

In accordance with Rule 14e-1 under the Exchange Act, if we elect to change the consideration offered or the percentage of Starwood Notes sought, the relevant exchange offers and consent solicitations will remain open for a minimum ten business-day period following the date that the notice of such change is first published or sent to holders of the Starwood Notes. We may choose to extend any of the exchange offers, in our sole discretion, by giving notice of such extension at any time on or before 9:00 a.m., New York City time, on the business day immediately following the previously scheduled Expiration Date.

If the terms of the exchange offers and consent solicitations are amended in a manner determined by us to constitute a material change adversely affecting any holder of the Starwood Notes, we will promptly disclose any such amendment in a manner reasonably calculated to inform holders of the Starwood Notes of such amendment, and will extend the relevant exchange offers and consent solicitations as well as extend the withdrawal deadline, or if the Expiration Date has passed, provide additional withdrawal rights, for a time period that we deem appropriate, depending upon the significance of the amendment and the manner of disclosure to the holders of the Starwood Notes, if the exchange offers and consent solicitations would otherwise expire during such time period.

Subject to applicable law, each exchange offer and each consent solicitation is being made independently of the other exchange offers and consent solicitations, and we reserve the right to terminate, withdraw or amend each exchange offer and each consent solicitation independently of the other exchange offers and consent solicitations at any time and from time to time, as described in this prospectus.

Effect of Tender

Any tender of a Starwood Note by a noteholder that is not validly withdrawn before the Expiration Date will constitute a binding agreement between that holder and Marriott and a consent to the proposed amendments, upon the terms and subject to the conditions of the relevant exchange offer and the letter of transmittal and consent, which agreement will be governed by, and construed in accordance with, the laws of the State of New York. The acceptance of the exchange offers by a tendering holder of Starwood Notes will constitute the agreement by that holder to deliver good and marketable title to the tendered Starwood Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

If the proposed amendments to the Starwood Indentures have been adopted, the amendments will apply to all Starwood Notes that are not acquired in the exchange offers, even though the holders of those Starwood Notes did not consent to the proposed amendments. Thereafter, all such Starwood Notes will be governed by the applicable Starwood Indenture, as amended by the proposed amendments, which will have less restrictive terms and afford reduced protections to the holders of those securities compared to those currently in the Starwood Indentures or those applicable to the Marriott Notes. See “Risk Factors—Risks Relating to the Exchange Offers and Consent Solicitations—The proposed amendments to the Starwood Indentures will reduce protections for remaining holders of Starwood Notes.”

Accounting Treatment of the Exchange Offers

Marriott prepares its financial statements in accordance with GAAP. The exchange offers will be accounted for as an exchange of debt that is substantially the same.

Absence of Dissenters’ Rights

Holders of the Starwood Notes do not have any appraisal or dissenters’ rights under New York law, the law governing the Starwood Indentures or under the terms of the Starwood Indentures in connection with the exchange offers and consent solicitations.

Acceptance of Starwood Notes for Exchange; Marriott Notes; Effectiveness of Proposed Amendments

Assuming the conditions to the exchange offers are satisfied or, where permitted, waived, we will issue the Marriott Notes in book-entry form and pay the cash consideration in connection with the exchange offers promptly on the Settlement Date in exchange for Starwood Notes that are properly tendered (and not validly withdrawn) before the Expiration Date and accepted for exchange.

We will be deemed to have accepted validly tendered Starwood Notes (and will be deemed to have accepted validly delivered consents to the proposed amendments for the applicable Starwood Indenture) if and when we have given oral or written notice thereof to the exchange agent. Subject to the terms and conditions of the exchange offers, delivery of Marriott Notes and payment of the cash consideration in connection with the exchange of Starwood Notes accepted by us will be made by the exchange agent on the Settlement Date, upon receipt of such notice. The exchange agent will act as agent for participating holders of the Starwood Notes for the purpose of receiving consents and Starwood Notes from, and transmitting Marriott Notes and the cash consideration to, such holders. If any tendered Starwood Notes are not accepted for any reason set forth in the terms and conditions of the exchange offers or if Starwood Notes are withdrawn before the Expiration Date of the exchange offers, such unaccepted or withdrawn Starwood Notes will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offers.

In no event will interest accrue or be payable by reason of any delay on the part of the exchange agent in making delivery or payment to the holders entitled thereto or any delay in the allocation or crediting of securities or monies received by DTC to participants in DTC or in the allocation or crediting of securities or monies received by participants to beneficial owners and in no event will Marriott be liable for interest or damages in relation to any delay or failure of payment to be remitted to any holder.

The supplemental indentures containing the proposed amendments will become effective upon their respective execution and delivery. However, the proposed amendments to the applicable Starwood Indenture for each series will not become operative until after the issuance of the Marriott Notes and the payment of the cash consideration payable pursuant to the exchanges offers on the Settlement Date.

Procedures for Tendering and Consenting

If you hold Starwood Notes and wish to have those notes exchanged for Marriott Notes and the cash consideration, you must validly tender (or cause the valid tender of) your Starwood Notes using the procedures described in this prospectus and in the accompanying letter of transmittal and consent. The proper tender of Starwood Notes will constitute a consent to the proposed amendments to the applicable Starwood Indenture and the Starwood Notes in respect of such tendered Starwood Notes.

The procedures by which you may tender or cause to be tendered Starwood Notes will depend upon the manner in which you hold the Starwood Notes, as described below. No alternative, conditional or contingent tenders will be accepted.

Starwood Notes Held with DTC

Under authority granted by DTC, if you are a DTC participant that has Starwood Notes credited to your DTC account and thereby held of record by DTC’s nominee, you may directly tender your Starwood Notes and deliver a consent as if you were the record holder. Accordingly, references in this prospectus to record holders include DTC participants with Starwood Notes credited to their accounts. Within two business days after the date of this prospectus, the exchange agent will establish accounts for the Starwood Notes at DTC for purposes of the exchange offers.

Tender of Starwood Notes (and corresponding consents thereto) will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 excess thereof. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their Starwood Notes must continue to hold Starwood Notes in the minimum authorized denomination of $2,000 principal amount.

Any DTC participant may tender Starwood Notes and thereby deliver a consent to the proposed amendments to the Starwood Indentures by effecting a book-entry transfer of the Starwood Notes to be tendered in the exchange offers into the account of the exchange agent at DTC and either (1) electronically transmitting its acceptance of the exchange offers through DTC’s ATOP procedures for transfer; or (2) completing and signing the letter of transmittal and consent according to the instructions contained therein and delivering it, together with any signature guarantees and other required documents, to the exchange agent at its address on the back cover page of this prospectus, in either case before the Expiration Date of the exchange offers.

If ATOP procedures are followed, DTC will verify each acceptance transmitted to it, execute a book-entry delivery to the exchange agent’s account at DTC and send an agent’s message to the exchange agent. An “agent’s message” is a message, transmitted by DTC to and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering Starwood Notes that the participant has received and agrees to be bound by the terms and conditions of the exchange offers and consent solicitations as set forth in this prospectus and the letter of transmittal and consent, and that Marriott and Starwood may enforce the agreement against the participant. DTC participants following this procedure should allow sufficient time for completion of the ATOP procedures before the Expiration Date of the exchange offers.

The letter of transmittal and consent (or facsimile thereof), with any required signature guarantees, or (in the case of book-entry transfer) an agent’s message in lieu of the letter of transmittal and consent, and any other required documents, must be transmitted to and received by the exchange agent before the Expiration Date of the exchange offers at its address set forth on the back cover page of this prospectus. Delivery of these documents to DTC does not constitute delivery to the exchange agent.

Starwood Notes Held Through a Nominee

Currently, all of the Starwood Notes are held in book-entry form and can only be tendered by following the procedures described above under “—Starwood Notes Held with DTC.” However, if you are a beneficial owner of Starwood Notes that are subsequently issued in certificated form and that are held of record by a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender Starwood Notes in the exchange offers, you should contact the record holder promptly and instruct the record holder to tender the Starwood Notes and thereby deliver a consent on your behalf using one of the procedures described above.

Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the exchange offers and consent solicitations. Accordingly, beneficial owners wishing to participate in the exchange offers and consent solicitations should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which you must take action in order to participate in the exchange offers and consent solicitations.

Letter of Transmittal and Consent

Subject to and effective upon the acceptance for exchange and issuance of Marriott Notes and the payment of the cash consideration, in exchange for Starwood Notes tendered by a letter of transmittal and consent or agent’s message in accordance with the terms and subject to the conditions in this prospectus, by executing and delivering a letter of transmittal and consent (or agreeing to the terms of a letter of transmittal and consent under an agent’s message) a tendering holder of Starwood Notes, among other things:

•	irrevocably sells, assigns and transfers to or upon the order of Marriott all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the holder’s status as a holder of, the Starwood Notes tendered thereby;

•	represents and warrants that the Starwood Notes tendered were owned as of the date of tender, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind;

•	consents to the proposed amendments described below under “The Proposed Amendments” for the series of Starwood Notes tendered; and

•	irrevocably constitutes and appoints the exchange agent the true and lawful agent and attorney-in-fact of the holder for any tendered Starwood Notes (with full knowledge that the exchange agent also acts as the agent of Marriott), with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to cause the Starwood Notes tendered to be assigned, transferred and exchanged in the exchange offers.

Proper Execution and Delivery of Letter of Transmittal and Consent

If you wish to participate in the exchange offers and consent solicitations, delivery of your Starwood Notes, signature guarantees and other required documents are your responsibility. Delivery is not complete until the required items are actually received by the exchange agent. If you mail these items, we recommend that you (1) use registered mail properly insured with return receipt requested and (2) mail the required items in sufficient time to ensure timely delivery.

Except as otherwise provided below, all signatures on the letter of transmittal and consent or a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program. Signatures on the letter of transmittal and consent need not be guaranteed if:

•	the letter of transmittal and consent is signed by a DTC participant whose name appears on a security position listing of DTC as the owner of the Starwood Notes and the portion entitled “Special Payment Instructions” on the letter of transmittal and consent has not been completed; or

•	the Starwood Notes are tendered for the account of an eligible institution. See Instruction 4 in the letter of transmittal and consent.

Withdrawal of Tenders and Revocation of Corresponding Consents

By tendering Starwood Notes for exchange, holders will be deemed to have validly delivered consent to the proposed amendments to the applicable Starwood Indenture under which those respective Starwood Notes were issued. Tenders of Starwood Notes in connection with any of the exchange offers may be withdrawn at any time before the Expiration Date of the particular exchange offer. Tenders of Starwood Notes may not be withdrawn at any time thereafter. Consents to the proposed amendments in connection with the consent solicitations may be revoked at any time before the Expiration Date of the particular consent solicitation by withdrawing tender of Starwood Notes, but may not be withdrawn at any time thereafter. A valid withdrawal of tendered Starwood Notes before the Expiration Date will be deemed to be a concurrent revocation of the related consent to the proposed amendments to the Starwood Indentures.

Beneficial owners desiring to withdraw Starwood Notes previously tendered through the ATOP procedures should contact the DTC participant through which they hold their Starwood Notes. In order to withdraw Starwood Notes previously tendered, a DTC participant may, before the Expiration Date of the exchange offers, withdraw its instruction previously transmitted through ATOP by (1) withdrawing its acceptance through ATOP, or (2) delivering to the exchange agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction. The notice of withdrawal must contain the name and number of the DTC participant, the series of Starwood Notes subject to the notice and the principal amount of each series of Starwood Notes subject to the notice. Withdrawal of a prior instruction will be effective upon receipt of such notice of withdrawal by the exchange agent. All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program, except that signatures on the notice of withdrawal need not be guaranteed if the Starwood Notes being withdrawn are held for the account of an eligible institution. A withdrawal of an instruction must be executed by a DTC participant in the same manner as such DTC participant’s name appears on its transmission through ATOP to which the withdrawal relates. A DTC participant may withdraw a tender only if the withdrawal complies with the provisions described in this section.

If you are a beneficial owner of Starwood Notes issued in certificated form and have tendered these notes (but not through DTC) and you wish to withdraw your tendered notes, you should contact the exchange agent for instructions.

Withdrawals of tenders of Starwood Notes may not be rescinded and any Starwood Notes withdrawn will thereafter be deemed not validly tendered for purposes of the exchange offers. Properly withdrawn Starwood Notes, however, may be re-tendered by following the procedures described above at any time before the Expiration Date of the applicable exchange offer.

Miscellaneous

All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender or withdrawal of Starwood Notes in connection with the exchange offers will be determined by us, in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any or all tenders or withdrawals not in proper form or the acceptance for exchange of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the tender or withdrawal of any Starwood Notes in the exchange offers, and our interpretation of the terms and conditions of the exchange offers (including the instructions in the letter of transmittal and consent) will be final and binding on all parties. None of Marriott, Starwood, the dealer manager, the exchange agent, the information agent, the trustee under the Marriott Indenture, the Starwood Trustees or any other person will be under any duty to give notification of any defects or irregularities in tenders or withdrawals or incur any liability for failure to give any such notification.

Tenders or withdrawals of Starwood Notes involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. Starwood Notes received by the exchange agent in connection with any exchange offer that are not validly tendered or withdrawn and as to which the irregularities have not been cured or waived will be returned by the exchange agent to (i) you by mail if they were tendered or withdrawn in certificated form or (ii) if they were tendered or withdrawn through the ATOP procedures, to the DTC participant who delivered such Starwood Notes by crediting an account maintained at DTC designated by such DTC participant, in either case promptly after the Expiration Date of the applicable exchange offer or the withdrawal or termination of the applicable exchange offer.

We may also in the future seek to acquire untendered Starwood Notes in open market or privately-negotiated transactions, through subsequent exchange offers or otherwise. The terms of any of those purchases or offers could differ from the terms of these exchange offers.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the transfer and sale of Starwood Notes to us in the exchange offers. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holders or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with the letter of transmittal and consent, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due on the Starwood Notes tendered by such holder.

Exchange Agent

Global Bondholder Services Corporation has been appointed the exchange agent for the exchange offers and consent solicitations. Letters of transmittal and consent and all correspondence in connection with the exchange offers should be sent or delivered by each holder of Starwood Notes, or a beneficial owner’s custodian bank, depositary, broker, trust company or other nominee, to the exchange agent at the address and telephone numbers set forth on the back cover page of this prospectus. We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection therewith.

Information Agent

Global Bondholder Services Corporation has been appointed as the information agent for the exchange offers and the consent solicitations, and will receive customary compensation for its services. Questions concerning tender procedures and requests for additional copies of this prospectus or the letter of transmittal and consent should be directed to the information agent at the address and telephone numbers set forth on the back cover page of this prospectus. Holders of any Starwood Notes issued in certificated form and that are held of record by a custodian bank, depositary, broker, trust company or other nominee may also contact such record holder for assistance concerning the exchange offers.

Dealer Manager

We have retained Deutsche Bank Securities Inc. to act as dealer manager in connection with the exchange offers and consent solicitations and will pay the dealer manager a customary fee as compensation for its services. We will also reimburse the dealer manager for certain expenses. The obligations of the dealer manager to perform this function are subject to certain conditions. We have agreed to indemnify the dealer manager against certain liabilities, including liabilities under the federal securities laws. Questions about the terms of the exchange offers or the consent solicitations may be directed to the dealer manager at its address and telephone number set forth on the back cover page of this prospectus.

The dealer manager and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The dealer manager and its affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they have received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the dealer manager and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of us (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The dealer manager and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

In the ordinary course of its business, the dealer manager or its affiliates may at any time hold long or short positions, and may trade for their own accounts or the accounts of customers, in securities of Marriott and/or Starwood, including the Starwood Notes, and, to the extent that the dealer manager or its affiliates own Starwood Notes during the exchange offers and consent solicitation, they may tender such Starwood Notes under the terms of the exchange offers and consent solicitation.

Other Fees and Expenses

The expenses of soliciting tenders and consents for the Starwood Notes will be borne by us. The principal solicitations are being made by mail; however, additional solicitations may be made by facsimile transmission, telephone or in person by the dealer manager and the information agent, as well as by officers and other employees of Marriott and its affiliates.

You will not be required to pay any fees or commissions to Marriott, the dealer manager, the exchange agent or the information agent in connection with the exchange offers. If your Starwood Notes are held through a broker, dealer, commercial bank, trust company or other nominee that tenders your Starwood Notes on your behalf, your broker or other nominee may charge you a commission for doing so. You should consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply.

DESCRIPTION OF DIFFERENCES BETWEEN THE STARWOOD NOTES

AND THE MARRIOTT NOTES

The following is a summary comparison of the material terms of the Starwood Notes and the Marriott Notes that differ. The Marriott Notes issued in the applicable exchange offers will be governed by the Marriott Indenture. This summary does not purport to be complete and is qualified in its entirety by reference to the Starwood Indentures, the Marriott Indenture and applicable note certificate. Copies of those indentures and the note certificates are filed as exhibits to the registration statement of which this prospectus forms a part and are also available from the information agent upon request.

The Starwood Notes represent, as of the date of this prospectus, the only debt securities issued and currently outstanding under the Starwood Indentures.

Terms used in the comparison of the Starwood Notes and the Marriott Notes below and not otherwise defined in this prospectus have the meanings given to those terms in the relevant Starwood Indenture, the Marriott Indenture or applicable note certificate, as applicable. Article and section references in the descriptions of the notes below are references to the applicable indenture under which such notes were or will be issued.

The description of the Starwood Notes reflects the Starwood Notes as currently constituted and does not reflect any changes to the covenants and other terms of the Starwood Notes or the Starwood Indentures that may be effected following the consent solicitations as described under “The Proposed Amendments.” The summary of the Starwood Notes reflects a summary of the 2007 Starwood Base Indenture or 2008 Starwood Indenture, as noted, with any material differences in subsequent Starwood Indentures as specified.

	Starwood Notes	Marriott Notes

Limitation on Liens

Section 6.02 of the 2008 Starwood Indenture

Starwood will not, and will not permit any Restricted Subsidiary to, create, suffer to be created, or assume (directly or indirectly) any mortgage, pledge or other lien upon any Principal Property, unless effective provision is made by Starwood to secure directly the Notes by such mortgage, pledge or other lien, equally and ratably with any and all other indebtedness thereby secured, so long as any such indebtedness shall be so secured; provided, however, that this Section 6.02 shall not apply to any of the following:

(a) any mortgage, pledge or other lien on any Principal Property hereafter acquired, constructed or improved by Starwood or any Restricted Subsidiary which is created or assumed to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement, or any mortgage, pledge or other lien on any Principal Property existing at the time of acquisition thereof; provided, however, that the indebtedness is incurred and related liens are created within 24 months of the acquisition, completion of construction or improvement or commencement of full operation, whichever is later; provided further that in the case of any such acquisition the mortgage, pledge or other lien shall not extend to any Principal Property theretofore owned by Starwood or any Restricted Subsidiary;

(b) any mortgage, pledge or other lien existing upon any property of a company which is merged with or into or is consolidated into, or substantially all the assets or shares of capital stock of which are acquired by, Starwood or a Restricted Subsidiary, at the time (i) of such merger, consolidation or acquisition or (ii) such company becomes a

Section 1008 of the Marriott Indenture

Except as described below under “Exempted Liens and Sale and Lease-Back Transactions,” so long as any of the Securities shall be Outstanding, Marriott will not create, assume or suffer to exist, or permit any Restricted Subsidiary to create, assume or suffer to exist, any Lien of or upon any (i) Principal Property of Marriott or any Restricted Subsidiary or (ii) any shares of capital stock or Debt issued by any Restricted Subsidiary and owned by Marriott or any Restricted Subsidiary, without making effective provision whereby all of the Securities (together with, if Marriott shall so determine, any other indebtedness or any other obligation of Marriott or such Restricted Subsidiary then-existing or thereafter created that is not subordinate to the Securities of each series) shall be secured equally and ratably with (or prior to) any Debt thereby secured as long as such Debt shall be so secured; provided that the foregoing restriction shall not apply to:

(a) Liens existing on the date of the Marriott Indenture;

(b) Liens existing on (i) Principal Property at the time of acquisition thereof by Marriott or a Restricted Subsidiary or (ii) property or indebtedness of, or an equity interest in, any corporation at the time such corporation becomes a Restricted Subsidiary;

Starwood Notes	Marriott Notes

Restricted Subsidiary; provided that such mortgage, pledge or other lien does not extend to any other Principal Property, other than improvements to the property subject to such mortgage, pledge or other lien;

(c) any pledge or deposit to secure payment of workmen’s compensation or insurance premiums, or in connection with tenders, bids, contracts (other than contracts for the payment of money) or leases;

(d) any pledge of, or other lien upon, any assets as security for the payment of any tax, assessment or other similar charge by any governmental authority or public body, or as security required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or right;

(e) any pledge or lien necessary to secure a stay of any legal or equitable process in a proceeding to enforce a liability or obligation contested in good faith by Starwood or a Restricted Subsidiary or required in connection with the institution by Starwood or a Restricted Subsidiary of any legal or equitable proceeding to enforce a right or to obtain a remedy claimed in good faith by Starwood or a Restricted Subsidiary, or required in connection with any order or decree in any such proceeding or in connection with any contest of any tax or other governmental charge; or the making of any deposit with or the giving of any form of security to any governmental agency or anybody created or approved by law or governmental regulation in order to entitle Starwood or a Restricted Subsidiary to maintain self-insurance or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old age pensions or other social security or to share in any provisions or other benefits provided for companies participating in any such arrangement or for liability on insurance of credits or other risks;

(f) any mechanics’, carriers’, workmen’s, repairmen’s or other like liens, if arising in the ordinary course of business, in respect of obligations which are not overdue or liability for which is being contested in good faith by appropriate proceedings;

(g) any lien or encumbrance on property in favor of the United States of America or of any agency, department or other instrumentality thereof to secure partial, progress or advance payments pursuant to the provisions of any contract;

(h) any mortgage, pledge or other lien securing any indebtedness incurred in any manner to finance or recover the cost to Starwood or any Restricted Subsidiary of any physical property, real or personal, which prior to or simultaneously with the creation of such indebtedness shall have been leased by Starwood or a Restricted Subsidiary to the United States of America or a department or agency thereof at an aggregate rental, payable during that portion of the initial term of such lease (without giving effect to any options of renewal or extension) which shall be unexpired at the date of the creation of such indebtedness, sufficient (taken together with any amounts required to be paid by the lessee to the lessor upon any termination of such lease) to pay in full at the stated maturity date or dates thereof the principal of and the interest on such indebtedness;

(i) any mortgage, pledge or other lien securing indebtedness of a Restricted Subsidiary to Starwood or a Restricted Subsidiary; provided that in the case of any sale or other disposition of such indebtedness by Starwood or such Restricted Subsidiary, such sale or other disposition shall be deemed to constitute the creation of another mortgage, pledge or other lien;

(j) any mortgage, pledge or other lien affecting property of Starwood or any Restricted Subsidiary securing indebtedness of the United States of America or a State thereof (or any instrumentality or agency of either thereof) issued in connection with a pollution control or abatement program

(c) Liens to secure Debt in an amount no greater than the Acquisition Cost or the Cost of Construction or improvement of one or more Principal Properties acquired or constructed by Marriott or a Restricted Subsidiary, provided such Debt is incurred and related Liens are created not later than 24 months after acquisition or completion of construction (including any improvements on an existing property), whichever is later;

(d) Liens on shares of capital stock or Debt issued by one or more Restricted Subsidiaries to secure Debt in an amount no greater than the Acquisition Cost of such Restricted Subsidiary or Restricted Subsidiaries; provided such Debt is incurred and related Liens are created not later than 24 months after the acquisition of such Restricted Subsidiary or Restricted Subsidiaries;

(e) Liens created or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business;

(f) Liens in favor of Marriott or a Subsidiary; and

(g) any extension, renewal or replacement, in whole or in part, of any Liens referred to in the foregoing clauses (a) through (f) or of any Debt secured thereby, including the extension, renewal or replacement of any Lien on any individual property with a Lien on one or more different properties; provided, however, that the principal amount of Debt secured thereby shall not exceed (x) the greater of (i) the principal amount secured thereby at the time of such extension, renewal or replacement and (ii) 80% of the fair market value (in the opinion of Marriott) of the properties subject to such extension, renewal or replacement plus (y) any costs incurred in connection with such extension, renewal or replacement.

Section 1010 of the Marriott Indenture

Notwithstanding the restrictions on Liens and Sale and Lease-Back Transactions contained in Section 1008 and 1009, Marriott or any Restricted Subsidiary may create, assume or suffer to exist Liens or enter into Sale and Lease-Back Transactions not otherwise permitted as contained in Sections 1008 and 1009, provided that at the time of such event, and after giving effect thereto, the sum of outstanding Debt secured by such Liens plus all Attributable Debt in respect of such Sale and Lease-Back Transactions entered into, measured in each case, at the time any Lien is incurred or any Sale and Lease-Back Transaction is entered into, by Marriott and Restricted Subsidiaries does not exceed the greater of (i) $400 million or (ii) 10% of Consolidated Net Assets. For purposes of the foregoing sentence, the Debt of any Person other than Marriott or any Restricted Subsidiary which is secured by a Lien on Principal Property of Marriott or any Restricted Subsidiary or capital stock or Debt issued by any Restricted Subsidiary shall be deemed to be an amount equal to the lesser of (i) the amount of such Debt or (ii) the fair market value (in the opinion of Marriott) of the property of Marriott and its Restricted Subsidiaries which is encumbered by such Lien.

Starwood Notes	Marriott Notes

required in the opinion of Starwood to meet environmental criteria with respect to any facility of Starwood or any Restricted Subsidiary and the proceeds of which indebtedness have financed the cost of acquisition of such program;

(k) mortgages, pledges or other liens on property of a Restricted Subsidiary to secure indebtedness with respect to all or part of the acquisition cost of the Restricted Subsidiary; provided, however, that the indebtedness is incurred and related liens are created within 24 months of the acquisition of the Restricted Subsidiary and such indebtedness does not exceed the acquisition cost of the Restricted Subsidiary;

(l) any renewal, extension, replacement or refunding of any mortgage, pledge, lien, deposit, charge or other encumbrance permitted by the foregoing provisions of this Section 1010(l) upon the same property theretofore subject thereto, or the renewal, extension, replacement or refunding of the amount secured thereby; provided that in each case such amount outstanding at that time does not exceed the sum of (i) the greater of (x) the principal amount secured thereby at the time of such renewal, extension, replacement or refinancing and (y) 85% of the fair market value (in the determination of Starwood’s Board of Directors) of the properties subject to such renewal, extension, replacement or refinancing; and (ii) any reasonable fees and expenses associated with such renewal, extension, replacement or refinancing;

(m) any mortgage, pledge or liens affecting property of Starwood or any Restricted Subsidiary existing on the date of the 2008 Supplemental Indenture; or

(n) any other mortgage, pledge or other lien, provided that immediately after the creation or assumption of such mortgage, pledge or other lien, the total of (i) the aggregate principal amount of indebtedness of Starwood and Restricted Subsidiaries secured by all mortgages, pledges and other liens created or assumed under the provisions of this clause (n), plus (ii) the aggregate amount of Capitalized Lease-Back Obligations of Starwood and Restricted Subsidiaries under the entire unexpired terms of all leases entered into in connection with sale and lease-back transactions which would have been precluded by the provisions of Section 6.01 but for the satisfaction of the condition set forth in clause (ii) thereof, shall not exceed an amount equal to 15% of Consolidated Net Assets.

Neither (a) the lease of any property by Starwood or a Restricted Subsidiary, and rental obligations with respect thereto (whether or not arising out of sale and lease-back of properties and whether or not in accordance with generally accepted principles of accounting such property is carried as an asset and such rental obligations are carried as indebtedness on Starwood’s or a Restricted Subsidiary’s balance sheet) nor (b) the sale or other transfer of (i) timber or other natural resources in place for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such resources, or (ii) any other interest in property of the character commonly referred to as a “production payment,” shall in any event be deemed to be the creation of a mortgage, pledge or other lien.

Material differences noted in other Starwood Indenture

•     The 2012 Starwood Indenture (Section 6.02) (i) omits the following clause from Section 6.02(a) “provided further that in the case of any such acquisition the mortgage, pledge or other lien shall not extend to any Principal Property theretofore owned by Starwood or any Restricted Subsidiary,” and (ii) omits the following clause from Section 6.02(b)

Starwood Notes	Marriott Notes

“provided that such mortgage, pledge or other lien does not extend to any other Principal Property, other than improvements to the property subject to such mortgage, pledge or other lien.”

•     The 2014 Starwood Indenture significantly updates Section 6.02 and is provided in its entirety below.

Section 6.02 of the 2014 Starwood Indenture

Starwood will not, and will not permit any Restricted Subsidiary to, create, suffer to be created, or assume (directly or indirectly) any mortgage, pledge or other lien upon any Principal Property, (without securing the Notes equally with such Principal Property and ratably with all other indebtedness secured thereby for so long as such indebtedness is so secured); provided, however, that this Section shall not apply to any of the following:

(a) any mortgage, pledge or other lien on any Principal Property acquired, constructed or improved by Starwood or any Restricted Subsidiary to secure or provide for the payment of any part of the purchase price of such property or the cost of the construction or improvement, or any mortgage or other lien on any Principal Property existing at the time of acquisition thereof; provided, however, that the indebtedness is incurred and related liens are created within 24 months of the acquisition, completion of construction or improvement or commencement of full operation, whichever is later;

(b) any mortgage, pledge or other lien on any property or assets of another company existing at the time such company (i) is acquired by merger, consolidation or acquisition of substantially all of its stock or its assets or (ii) becomes a Restricted Subsidiary;

(c) any pledge or deposit to secure payment of workers’ compensation or insurance premiums, or relating to tenders, bids, contracts (except contracts for the payment of money) or leases;

(d) any pledge or liens in connection with tax assessments or other governmental charges, or as security required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or right;

(e) any pledge or lien to secure a stay of process in proceedings to enforce a contested liability, or required in connection with the institution of legal proceedings or required in connection with any other order or decree in any such proceeding or in connection with any contest of any tax or other governmental charge; or the making of any deposit with a governmental agency entitling Starwood or a Restricted Subsidiary to maintain self-insurance or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old age pensions or other social security or to share in any provisions or other benefits provided for companies participating in any such arrangement or for liability on insurance of credits or other risks;

(f) any mechanics’, carriers’, workmen’s or other like liens;

(g) any encumbrance in favor of the United States of America or of any agency, department or other instrumentality thereof to secure progress or advance payments;

(h) any mortgage, pledge or other lien securing any indebtedness incurred to finance the cost to Starwood or any Restricted Subsidiary of any physical property, real or personal, which prior to or simultaneously with the creation of such indebtedness shall have been leased by Starwood or a Restricted Subsidiary to the United States of America or a department or agency thereof at an aggregate rental, payable during that portion of the initial term of such lease (without

	Starwood Notes	Marriott Notes

giving effect to any options of renewal or extension) which shall be unexpired at the date of the creation of such indebtedness, sufficient (taken together with any amounts required to be paid by the lessee to the lessor upon any termination of such lease) to pay in full at the stated maturity date or dates thereof the principal of and the interest on such indebtedness;

(i) any mortgage, pledge or other lien securing indebtedness of a Restricted Subsidiary to Starwood or a Restricted Subsidiary;

(j) any mortgage, pledge or other lien affecting property of Starwood or any Restricted Subsidiary securing indebtedness of a governmental authority issued to finance the cost of a pollution control program with respect to any operations of Starwood or any Restricted Subsidiary;

(k) mortgages, pledges or other liens on property of a Restricted Subsidiary to secure indebtedness with respect to all or part of the acquisition cost of the Restricted Subsidiary; provided, however, that the indebtedness is incurred and related liens are created within 24 months of the acquisition of the Restricted Subsidiary and such indebtedness does not exceed the acquisition cost of the Restricted Subsidiary;

(l) any renewal, extension, replacement or refinancing of any mortgage, lien, deposit or encumbrance permitted by the foregoing provisions of this Section; provided that in each case such amount outstanding at that time does not exceed the sum of (i) the greater of (x) the principal amount secured thereby at the time of such renewal, extension, replacement or refinancing and (y) 85% of the fair market value (in the determination of Starwood’s Board of Directors) of the properties subject to such renewal, extension, replacement or refinancing; and (ii) any reasonable fees and expenses associated with such renewal, extension, replacement or refinancing;

(m) any mortgage, pledge or other liens on any such property of Starwood or any Restricted Subsidiary existing on the date of the 2014 Starwood Indenture; and

(n) the creation of any other mortgage, pledge or other lien, provided that immediately after giving effect to the creation thereof, the total of (i) the aggregate principal amount of indebtedness of Starwood and its Restricted Subsidiaries secured by all mortgages, pledges or other liens created under the provisions of this clause (n), plus (ii) the aggregate amount of Capitalized Lease-Back Obligations of Starwood and its Restricted Subsidiaries under the entire unexpired terms of all leases entered into in connection with sale and lease-back transactions which would have been precluded by the provisions of Section 6.01 but for the satisfaction of the condition set forth in clause (ii) thereof, shall not exceed an amount equal to 15% of Consolidated Net Assets.

The lease of any property by Starwood or a Restricted Subsidiary, and rental obligations with respect thereto (whether or not involving a sale and lease-back and whether or not in accordance with generally accepted principles of accounting such property is carried as an asset and such rental obligations are carried as indebtedness on Starwood’s or a Restricted Subsidiary’s balance sheet) shall not be deemed to create a lien. The sale or other transfer of (a) timber or other natural resources in place for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such resources, or (b) any other interest in property of the character commonly referred to as a “production payment,” shall in any event be deemed to create a lien.

Limitation on Sales and Leasebacks	Section 6.01 of the 2008 Starwood Indenture Starwood will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for	Section 1009 of the Marriott Indenture Except as described below under “Exempted Liens and Sale and Lease-Back Transactions,” so long as

Starwood Notes	Marriott Notes

the leasing by Starwood or any Restricted Subsidiary of any Principal Property (except for temporary leases of a term of not more than three years and except for leases between Starwood and a Restricted Subsidiary or between Restricted Subsidiaries), which property has been or is to be sold or transferred by Starwood or such Restricted Subsidiary to such Person more than 180 days after the acquisition thereof or the completion of construction and commencement of full operation thereof, unless either (i) Starwood shall apply an amount equal to the greater of the Fair Value of such property or the net proceeds of such sale, within 180 days of the effective date of any such arrangement, to the retirement (other than any mandatory retirement or by way of payment at maturity) of Notes or other indebtedness ranking on a parity with the Notes, or to the acquisition, construction, development or improvement of properties, facilities or equipment used for operating purposes which are, or upon such acquisition, construction, development or improvement will be, a Principal Property or a part thereof or (ii) at the time of entering into such arrangement, such Principal Property could have been subjected to a mortgage, pledge or other lien securing indebtedness of Starwood or a Restricted Subsidiary in a principal amount equal to the Capitalized Lease-Back Obligation with respect to such Principal Property under clause (n) of Section 6.02 without also securing the Notes pursuant to such Section 6.02.

Material differences noted in other Starwood Indentures:

•     The 2014 Starwood Indenture significantly updates Section 6.01 and is provided in its entirety below.

Section 6.01 of the 2014 Starwood Indenture

Starwood will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing by Starwood or any Restricted Subsidiary of any sale and lease-back transaction (except for temporary leases of a term of not more than three years and except for leases between Starwood and a Restricted Subsidiary or between Restricted Subsidiaries) involving the leasing by Starwood or any Restricted Subsidiary of any Principal Property, more than 180 days after the acquisition thereof or the completion of construction and commencement of full operation thereof, unless either: (i) Starwood applies an amount equal to the greater of the Fair Value of such property and the net proceeds of such sale, within 180 days to the retirement of Notes or other indebtedness ranking on a parity with the Notes, or to the acquisition, construction, development or improvement of properties, facilities or equipment used for operating purposes which are, or upon such acquisition, construction, development or improvement will be, a Principal Property or a part thereof; or (ii) at the time of entering into such transaction, such Principal Property could have been subjected to a mortgage, pledge or lien securing indebtedness in a principal amount equal to the Capitalized Lease-Back Obligation with respect to such Principal Property under clause (n) of Section 6.02 without securing the Notes pursuant to such Section 6.02.

any of the Debt Securities shall be Outstanding Marriott will not enter into, or permit any Restricted Subsidiary to enter into, any arrangement with any lessor (other than Marriott or a Subsidiary), providing for the leasing to Marriott or a Restricted Subsidiary for a period of more than three years (including renewals at the option of the lessee) of any Principal Property that has been or is to be sold or transferred by Marriott or such Restricted Subsidiary to such lessor or to any other Person, to which funds have been or are to be advanced by such lessor or other Person on the security of the leased property (referred to herein as “Sale and Lease-Back Transactions”) unless either:

(a) Marriott or such Restricted Subsidiary would be entitled, pursuant to Section 1008, to create, assume or suffer to exist a Lien on the property to be leased back in an amount equal to the Attributable Debt of such Sale and Lease-Back Transaction without equally and ratably securing the Securities, or

(b) Marriott within 240 days after the effective date of such Sale and Lease-Back Transaction (whether made by Marriott or a Restricted Subsidiary) applies to the retirement, repayment or other discharge of the Securities, or Debt ranking prior to, or on a parity with, the Securities, an amount not less than (x) the greater of (i) the net cash proceeds of the sale of the property leased pursuant to such Sale and Lease-Back Transaction or (ii) the fair market value (in the opinion of Marriott) of such property at the time of entering into such Sale and Lease-Back Transaction less (y) the fair market value (in the opinion of Marriott) of any non-cash proceeds of the sale of such property provided, that, such non-cash proceeds shall be considered “Principal Property” acquired on the date the property sold in the Sale and Lease-Back Transaction was acquired by Marriott or any of its Subsidiaries for purposes of Sections 1008 and 1009.

Section 1010 of the Marriott Indenture

Notwithstanding the restrictions on Liens and Sale and Lease-Back Transactions contained in Section 1008 and 1009, Marriott or any Restricted Subsidiary may create, assume or suffer to exist Liens or enter into Sale and Lease-Back Transactions not otherwise permitted as contained in Sections 1008 and 1009, provided that at the time of such event, and after giving effect thereto, the sum of outstanding Debt secured by such Liens plus all Attributable Debt in respect of such Sale and Lease-Back Transactions entered into, measured in each case, at the time any Lien is incurred or any Sale and Lease-Back Transaction is entered into, by Marriott and Restricted Subsidiaries does not exceed the greater of (i) $400 million or (ii) 10% of Consolidated Net Assets. For purposes of the foregoing sentence, the Debt of any Person other than Marriott or any Restricted Subsidiary which is secured by a Lien on Principal Property of Marriott or any Restricted Subsidiary or capital stock or Debt issued by any Restricted Subsidiary shall be deemed to be an amount equal to the lesser of (i) the amount of such Debt or (ii) the fair market value (in the opinion of Marriott) of the property of Marriott and its Restricted Subsidiaries which is encumbered by such Lien.

	Starwood Notes	Marriott Notes
Events of Default

Section 6.01 of the 2007 Starwood Base Indenture

Events of Default. The term “Event of Default” whenever used herein with respect to Securities of any series means any one of the following events and such other events as may be established with respect to the Securities of such series as contemplated by Section 2.02, continued for the period of time, if any, and after the giving of notice, if any, designated in the 2007 Starwood Base Indenture or as may be established with respect to such Securities as contemplated by Section 2.02, as the case may be, unless it is either inapplicable or is specifically deleted or modified in the applicable resolution of the Board of Directors or in the supplemental indenture under which such series of Securities is issued, as the case may be, as contemplated by Section 2.02:

(a) default for 30 days in the payment of any installment of interest on any Security of such series when and as the same shall become due and payable; or

(b) default in the payment of the principal of, or premium, if any, on any Security of such series when and as the same shall become due and payable whether at maturity, upon redemption, by declaration, repayment or otherwise; or

(c) default in the making or satisfaction of any sinking fund payment or analogous obligation as and when the same shall become due and payable by the terms of the Securities of such series; or

(d) failure on the part of Starwood duly to observe or perform any other of the covenants or agreements on the part of Starwood in respect of the Securities of such series contained in the 2007 Starwood Base Indenture (other than a covenant or agreement in respect of the Securities of such series a default in whose observance or performance is elsewhere in this Section 6.01 specifically dealt with) continued for a period of 60 days after the date on which written notice of such failure, requiring Starwood to remedy the same, shall have been given to Starwood by the Trustee by registered mail, or to Starwood and the Trustee by the holders of at least 25% in aggregate principal amount of the Securities of such series at the time Outstanding; or

(e) an Event of Default with respect to any other series of Securities issued or hereafter issued pursuant to the 2007 Starwood Base Indenture or as defined in any indenture or instrument evidencing or under which Starwood has at the date of the 2007 Starwood Base Indenture or shall hereafter have outstanding any indebtedness for borrowed money (other than Non-Recourse Indebtedness) shall happen and be continuing and such other series of Securities or such indebtedness, as the case may be, shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and the aggregate principal amount of any indebtedness with respect to which such acceleration has occurred exceeds the greater of (a) $100,000,000 and (b) 5% of Consolidated Net Assets, and such acceleration shall not be rescinded or annulled within 30 days after written notice thereof shall have been given to Starwood by the Trustee or to Starwood and the Trustee by the holders of at least 25% in aggregate principal amount of the Securities of such series at the time Outstanding; provided, however, that if such event of default with respect to such other series of Securities or under such indenture or instrument, as the case may be, shall be remedied or cured by Starwood, or waived by the holders of such other series of Securities or of such indebtedness, as the case may be, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further

Section 501 of the Marriott Indenture

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of the principal of or any premium on any Security of that series at its Maturity; or

(3) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or

(4) default in the performance, or breach, of any covenant or warranty of Marriott in the Marriott Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 501(4) specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a series of Securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to Marriott by the Trustee or to Marriott and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5) a default (i) in the payment of any principal on any debt for borrowed money of Marriott or any Restricted Subsidiary of Marriott (excluding any non-recourse debt), in an aggregate principal amount in excess of the greater of (a) $100 million or (b) 4% of Consolidated Net Assets, when due at its final maturity after giving effect to any applicable grace period and the holder thereof shall have taken affirmative action to enforce the payment thereof, or (ii) in the performance of any term or provision of any debt for borrowed money of Marriott or any Restricted Subsidiary of Marriott (excluding any non-recourse debt) in an aggregate principal amount in excess of the greater of (a) $100 million or (b) 4% of Consolidated Net Assets that results in such debt becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, unless, in the case of either clause (i) or (ii) above, (x) such acceleration or action to enforce payment, as the case may be, has been rescinded or annulled, (y) such debt has been discharged or (z) a sum sufficient to discharge in full such debt has been deposited in trust by or on behalf of Marriott, in each case, within a period of 10 days after there has been given, by registered or certified mail, to Marriott by the Trustee or to Marriott and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series,

Starwood Notes	Marriott Notes

action upon the part of either the Trustee or any of the Securityholders of such series; and provided, further, that, subject to the provisions of Sections 6.08 and 7.01, the Trustee shall not be charged with knowledge of any such event of default or any remedy, cure or waiver thereof or any such acceleration unless written notice thereof shall have been given to the Trustee by Starwood, by a holder or an agent of a holder of any Securities of such other series or of any such indebtedness, as the case may be, or by the Trustee then acting under the 2007 Starwood Base Indenture with respect to such other series of Securities or under any other indenture or instrument, as the case may be, under which such Event of Default shall have occurred, or by the holders of at least 25% in aggregate principal amount of the Securities of such series at the time Outstanding; or

(f) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging Starwood or any of its Significant Subsidiaries bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of Starwood or any of its Significant Subsidiaries under the Federal Bankruptcy Code or any other similar applicable Federal or State law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of Starwood or any of its Significant Subsidiaries or of all or substantially all of the property of Starwood or any of its Significant Subsidiaries, or for the winding up or liquidation of the affairs of Starwood or any of its Significant Subsidiaries, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or

(g) Starwood or any of its Significant Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against Starwood or such Significant Subsidiary, or shall file a petition or answer or consent seeking reorganization under the Federal Bankruptcy Code or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing the inability of Starwood or such Significant Subsidiary to pay its debts generally as they become due; or

(h) any other Event of Default provided in the applicable resolution of the Board of Directors or in the supplemental indenture under which such series of Securities is issued, as the case may be, as contemplated by Section 2.02.

The Trustee shall not be charged with knowledge of the identity of a Significant Subsidiary of Starwood unless it shall have received written notice from Starwood or a Securityholder identifying such Significant Subsidiary as such.

If an Event of Default as contemplated by Sections 6.01(f) or 6.01(g) occurs, the principal amount (or, if the Securities of such series are Original Issue Discount Securities, such portions of the principal amount as may be specified in the terms of such series) with respect to Securities of any series at the time Outstanding will become due and payable immediately. If any other Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in each and every such case, unless the principal of all of the Securities of such series shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of a written notice specifying such default or defaults and stating that such notice is a “Notice of Default” hereunder; provided, however, that, subject to the provisions of Sections 601 and 602, the Trustee shall not be deemed to have knowledge of such default unless either (A) a Responsible Officer of the Trustee shall have actual knowledge of such default or (B) the Trustee shall have received written notice thereof from Marriott, from any Holder, from the holder of any such indebtedness or from the trustee under any such mortgage, indenture or other instrument; or

(6) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of Marriott in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Marriott under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Marriott or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(7) the commencement by Marriott of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of Marriott in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Marriott or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by Marriott in furtherance of any such action; or

(8) any other Event of Default provided with respect to Securities of that series.

	Starwood Notes	Marriott Notes

the Securities of such series then Outstanding hereunder, by notice in writing to Starwood (and to the Trustee if given by Securityholders of such series), may declare the principal amount (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all the Securities of such series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in the 2007 Starwood Base Indenture or in the Securities of such series contained to the contrary notwithstanding. This provision, however, is subject to the condition that if, at any time after the principal amount (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of the Securities of any series shall have been so declared or otherwise become due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, Starwood shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest, if any, upon all of the Securities of such series and the principal of, and premium, if any, on any and all Securities of such series which shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal at the Overdue Rate applicable to such series, to the date of such payment or deposit) and all amounts payable to the Trustee pursuant to the provisions of Section 7.06, and any and all defaults under the 2007 Starwood Base Indenture with respect to such series of Securities, other than the nonpayment of principal of and accrued interest on Securities of such series which shall have become due solely by acceleration, shall have been remedied or cured or waived or provision shall have been made therefor to the satisfaction of the Trustee—then and in every such case the holders of a majority in aggregate principal amount of the Securities of such series then Outstanding, by written notice to Starwood and to the Trustee, may waive all defaults with respect to such series and rescind and annul such declaration or acceleration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

In case the Trustee shall have proceeded to enforce any right under the 2007 Starwood Base Indenture and such proceeding shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case Starwood and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of Starwood and the Trustee shall continue as though no such proceeding had been taken.

Material differences noted in other Starwood Indentures

•     The 2012 Starwood Base Indenture (Section 6.01) omits the final sentence of the corresponding section of the 2007 Starwood Base Indenture.

Officers’ Certificate as to Default

Section 4.05 of the 2007 Starwood Base Indenture

Starwood will furnish to the Trustee on or before May 1, in each year (beginning with the first May 1 following the first date of issuance of any Securities under the 2007 Starwood Base Indenture) a brief certificate (which need not comply with Section 14.05) from the principal executive, financial or

Section 1004 of the Marriott Indenture

Marriott will deliver to the Trustee, within 120 days after the end of each fiscal year of Marriott ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof Marriott is in default in the performance and

	Starwood Notes	Marriott Notes

accounting officer of Starwood as required by Section 314(a)(4) of the Trust Indenture Act of 1939. Except with respect to the receipt of Securities payments and any default or Event of Default information contained in the certificate delivered to it pursuant to this Section 4.05, the Trustee shall have no duty to review, ascertain or confirm Starwood’s compliance with, or breach of, any representation, warranty or covenant made in the 2007 Starwood Base Indenture.

Material differences noted in other Starwood Indentures

•     The 2012 Starwood Base Indenture (Section 4.05) replaces the final sentence of the corresponding section of the 2007 Starwood Base Indenture with the following: “The Trustee shall have no duty to review, ascertain or confirm Starwood’s compliance with, or breach of, any representation, warranty or covenant made in the 2007 Starwood Base Indenture.”

•     In addition, the 2012 Starwood Base Indenture (Section 4.05) provides that: (i) Starwood shall deliver to the Trustee, as soon as possible and in any event within five business days after Starwood becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which Starwood proposes to take with respect thereto; and (ii) delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Starwood’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

observance of any of the terms, provisions and conditions of the Marriott Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if Marriott shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Existence

Section 6.03 of the 2008 Starwood Indenture

Starwood shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, material rights (charter and statutory) and material franchises (other than as contemplated by Section 11.01 of the 2008 Starwood Indenture); provided, however, that Starwood shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation of such rights or franchises is no longer desirable in the conduct of the business of Starwood.

Section 1005 of the Marriott Indenture

Subject to Article Eight, Marriott will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that Marriott shall not be required to preserve any such right or franchise if Marriott shall determine that the preservation thereof is no longer desirable in the conduct of the business of Marriott.

Reports by the Company

Section 5.02 of the 2007 Starwood Base Indenture

Starwood covenants to file with the Trustee, within 15 days after Starwood is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports that Starwood is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 or pursuant to Section 314 of the Trust Indenture Act of 1939.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Starwood’s

Section 704 of the Marriott Indenture

Marriott shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

	Starwood Notes	Marriott Notes
compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provisions of the 2007 Starwood Base Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein. The Trustee is entitled to assume such compliance and correctness unless a Responsible Officer of the Trustee is informed otherwise.

Maintenance of Properties	N/A The Starwood Indentures do not have a “Maintenance of Properties” provision.

Section 1006 of the Marriott Indenture

Marriott will cause all properties used or useful in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of Marriott may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 1006 shall prevent Marriott from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of Marriott, desirable in the conduct of its business or the business of any Subsidiary.

Payment of Taxes and Other Claims	N/A The Starwood Indentures do not have a “Payment of Taxes and Other Claims” provision.

Section 1007 of the Marriott Indenture

Marriott will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon Marriott or any Restricted Subsidiary or upon the income, profits or property of Marriott or any Restricted Subsidiary; provided, however, that Marriott shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Change of Control

Sections 1.02 and 3.02 of the 2008 Starwood Indenture

If a Change of Control Triggering Event occurs, unless Starwood has exercised its right to redeem the Notes as described in Section 3.01, holders of Notes will have the right to require Starwood to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their Notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the Notes. In the Change of Control Offer, Starwood will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, or, at Starwood’s option, prior to the date of the consummation of any Change of Control, but after the public announcement of the Change of Control, Starwood will be required to mail a notice to holders of Notes, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such

Marriott Notes

If a Change of Control Repurchase Event (as defined below) occurs, unless Marriott has exercised its right to redeem the Securities of this series, Marriott will make an offer to each Holder of the Securities of this series to repurchase all or any part (in excess of $2,000 in integral multiples of $1,000) of that Holder’s Securities of this series at a repurchase price in cash equal to 101% of the aggregate principal amount of the Securities of this series repurchased plus any accrued and unpaid interest on the Securities of this series repurchased to the date of purchase. Within 30 days following any Change of Control Repurchase Event or, at Marriott’s option, prior to any Change of Control (as defined below), but after the public announcement of the Change of Control, Marriott will deliver a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Securities of this series on the

Starwood Notes	Marriott Notes

notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the Notes and described in such notice. The notice shall, if mailed prior to the date of the consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice. Starwood must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the Notes, Starwood will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of the Notes by virtue of such conflicts.

On the Change of Control Payment Date, Starwood will be required, to the extent lawful, to:

(i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted.

The paying agent will promptly mail to each holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of U.S. $2,000 or an integral multiple of U.S. $1,000 in excess thereof. Starwood will not be required to make an offer to repurchase the Notes upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by Starwood and such third party purchases all Notes properly tendered and not withdrawn under its offer.

“Change of Control” shall mean the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Starwood and its Subsidiaries taken as a whole to any Person other than Starwood or one of its subsidiaries; provided that Starwood will be deemed to own any asset that Starwood sells, transfers, conveys or otherwise disposes and, following such transaction, manages pursuant to a management agreement or it is operated by a third party subject to a franchise or license agreement with Starwood; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of Starwood’s Voting Stock; or (3) the first day on which a majority of the members of Starwood’s Board of Directors are not Continuing Directors.

“Change of Control Triggering Event” shall mean the occurrence of both a Change of Control and a Rating Event.

payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent. The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. Marriott will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities of this series as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions herein, Marriott will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions herein by virtue of such conflict.

On the Change of Control Repurchase Event payment date, Marriott will, to the extent lawful:

(1) accept for payment all Securities of this series or portions of Securities of this series properly tendered pursuant to Marriott’s offer;

(2) deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all Securities of this series or portions of Securities of this series properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Securities of this series properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of the Securities being purchased by Marriott.

The Paying Agent will promptly pay to each Holder of the Securities of this series properly tendered the purchase price for the Securities, and the Trustee will promptly authenticate and deliver (or cause to be transferred by book-entry) to each Holder a new Security equal in principal amount to any unpurchased portion of any Securities surrendered; provided that each new Security will be in a principal amount of $2,000 or an integral multiple of $1,000.

Marriott will not be required to make an offer to repurchase the Securities of this series upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by Marriott and such third party purchases all Securities properly tendered and not withdrawn under its offer.

“Change of Control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of Marriott’s Voting Stock, measured by voting power rather than number of shares.

	Starwood Notes	Marriott Notes

“Rating Event” shall mean the rating on the Notes is lowered by each of the Rating Agencies and the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or Starwood’s intention to effect a Change of Control; provided, however, that a Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at Starwood’s or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

Material differences noted in other Starwood Indentures

•     Both the 2009 Starwood Indenture Change of Control provision (Section 3.02) and the 2012 Starwood Indenture Change of Control provision (Section 3.02) omit the concepts of a “Rating Event” and a “Change of Control Triggering Event” each as defined therein, such that a Change of Control will trigger a Change of Control Offer.

•     Each Starwood Indenture (Section 3.02) subsequent to the 2008 Starwood Indenture provides that on a Change of Control Payment Date, Starwood must deliver to the Trustee, together with the Notes properly accepted, an Officers’ Certificate to the effect that the consummation of the applicable Change of Control Offer is in compliance with Section 3.02 of the 2014 Starwood Indenture.

Notwithstanding the foregoing, a transaction effected to create a holding company for Marriott will not be deemed to involve a change of control if: (1) pursuant to such transaction Marriott becomes a direct or indirect wholly owned subsidiary of such holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of Marriott’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company, measured by voting power rather than number of shares.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

Consolidation, Merger, Conveyance, Transfer or Lease

Section 11.01 of the 2007 Starwood Base Indenture

Nothing contained in the 2007 Starwood Base Indenture or in any of the Securities shall be deemed to prevent the consolidation or merger of Starwood with or into any other corporation, or the merger into Starwood of any other corporation, or the sale by Starwood of its assets as, or substantially as, an entirety, or otherwise; provided, however, that (a) in case of any such consolidation or merger, the corporation resulting from such consolidation or any corporation other than Starwood into which such merger shall be made shall succeed to and be substituted for Starwood with the same effect as if it had been named herein as a party hereto and shall become liable and be bound for, and shall expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the Securities of each series and the

Section 801 of the Marriot Indenture

Marriott shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(1) in case Marriott shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which Marriott is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of Marriott substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of Marriott to be performed or observed;

Starwood Notes	Marriott Notes
Coupons, if any, appertaining thereto and the performance and observance of each and every covenant and condition of the 2008 Starwood Indenture on the part of Starwood to be performed or observed, (b) as a condition of any such sale of the assets of Starwood as, or substantially as, an entirety, the corporation to which such assets shall be sold shall (i) expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the Securities of each series and the Coupons, if any, appertaining thereto and the performance and observance of all the covenants and conditions of the 2007 Starwood Base Indenture on the part of Starwood to be performed or observed and (ii) simultaneously with the delivery to it of the conveyances or instruments of transfer of such assets, execute and deliver to the Trustee a supplemental indenture thereto, in form satisfactory to the Trustee, whereby such purchasing corporation shall so assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the Securities of each series and the Coupons, if any, appertaining thereto and the performance and observance of each and every covenant and condition of the 2007 Starwood Base Indenture on the part of Starwood to be performed or observed, to the same extent that the Issuer is bound and liable, (c) either Starwood is the continuing corporation or the successor corporation is a corporation or limited liability company organized under the laws of the United States of America or any state thereof or the District of Columbia, Switzerland or any member country of the European Union, and (d) Starwood is not, or such successor corporation is not, immediately after such merger, consolidation or sale, in default in the performance of any obligations under the 2007 Starwood Base Indenture.

(2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of Marriott or any Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

(3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, any Principal Property of Marriott or any Restricted Subsidiary would become subject to a Lien which would not be permitted by the Marriott Indenture, Marriott or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all indebtedness secured thereby; and

(4) Marriott has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each addressed to the Trustee and stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

THE PROPOSED AMENDMENTS

We are soliciting the consent of the holders of Starwood Notes to, among other things, eliminate (1) substantially all of the restrictive covenants, (2) the change of control provisions, (3) certain requirements that must be met for Starwood to consolidate, merge or sell all or substantially all of its assets and (4) certain events of default in the Starwood Indentures so they will no longer apply, as well as change the delivery date of the annual compliance certificate. If the proposed amendments described below are adopted with respect to any series of Starwood Notes, the amendments will apply to all Starwood Notes of that series not acquired in the applicable exchange offer. Thereafter, all such Starwood Notes of that series will be governed by the applicable Starwood Indenture as amended by the proposed amendments, which will have less restrictive terms and afford reduced protections to the holders of those securities compared to those currently in the applicable Starwood Indenture and those that will be applicable to the new Marriott Notes. See “Risk Factors—Risks Related to the Exchange Offers and the Consent Solicitations—The proposed amendments to the Starwood Indentures will reduce protections for remaining holders of Starwood Notes.”

The descriptions below of the provisions of the Starwood Indentures to be eliminated or modified do not purport to be complete and are qualified in their entirety by reference to the Starwood Indentures and the forms of supplemental indentures to the applicable Starwood Indenture that contain the proposed amendments. Copies of the forms of supplemental indentures are attached as exhibits to the registration statement of which this prospectus forms a part.

The proposed amendments for each series of Starwood Notes constitute a single proposal, and a consenting holder must consent to the proposed amendments in their entirety and may not consent selectively with respect to only certain of the proposed amendments.

Pursuant to the Starwood Indentures and related supplemental indentures for each series of Starwood Notes, the proposed amendments require the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Starwood Notes of such series affected by the supplemental indentures. Any Starwood Notes held by Starwood or any person directly or indirectly controlling or controlled by or under direct or indirect common control with Starwood are not considered to be “outstanding” for this purpose.

As of the date of this prospectus, the aggregate principal amount outstanding with respect to each series of Starwood Notes is:

Series of Starwood Notes	Principal Amount Outstanding
6.750% Notes due 2018	$370,626,000
7.150% Notes due 2019	$209,445,000
3.125% Notes due 2023	$326,333,000
3.750% Notes due 2025	$350,000,000
4.500% Notes due 2034	$300,000,000

Total	$1,556,404,000

The valid tender of a holder’s Starwood Notes will constitute the consent of the tendering holder to the proposed amendments in their entirety.

If the Requisite Consents with respect to all series of Starwood Notes under the Starwood Indentures have been received before the Expiration Date, assuming all other conditions of the exchange offers and consent solicitations are satisfied or waived, as applicable, all of the sections or provisions listed below under the applicable Starwood Indenture for that series of Starwood Notes will be deleted or modified, as applicable:

•	Section 6.03 of the 2008 Starwood Indenture, Section 6.03 of the 2009 Starwood Indenture, Section 6.03 of the 2012 Starwood Indenture and Section 6.03 of the 2014 Starwood Indenture—Existence

•	Section 6.02 of the 2008 Starwood Indenture, Section 6.02 of the 2009 Starwood Indenture, Section 6.02 of the 2012 Starwood Indenture and Section 6.02 of the 2014 Starwood Indenture—Restrictions on Secured Debt

•	Section 6.01 of the 2008 Starwood Indenture, Section 6.01 of the 2009 Starwood Indenture, Section 6.01 of the 2012 Starwood Indenture and Section 6.01 of the 2014 Starwood Indenture—Limitations on Sales and Leasebacks

•	Section 6.01(e) of the 2007 Starwood Base Indenture and Section 6.01(e) of the 2012 Starwood Base Indenture—Events of Default (Cross-Acceleration)

•	Section 3.02 of the 2008 Starwood Indenture, Section 3.02 of the 2009 Starwood Indenture, Section 3.02 of the 2012 Starwood Indenture and Section 3.02 of the 2014 Starwood Indenture—Change of Control

Merger and Consolidation Covenant. The proposed amendments would also modify Section 11.01 of both the 2007 Starwood Base Indenture and Section 11.01 of the 2012 Starwood Base Indenture—Company May Consolidate, Etc., Only On Certain Terms to (i) modify the restrictions on Starwood’s ability to sell its assets as, or substantially as, an entirety so that such a sale may occur so long as Starwood is not insolvent as a result of such sale, (ii) eliminate the requirement that a surviving successor corporation be organized only in certain states or countries, and (iii) eliminate the requirement that no defaults exist after such transactions.

Company Reporting Covenant. Although the proposed amendments would also delete the company reporting covenant in each of the Starwood Indentures, Starwood has already ceased reporting under Section 13 or 15(d) of the Exchange Act and, accordingly, has ceased to file periodic reports or information with the SEC or the Starwood Trustees or to provide such reports or information to any holders of the Starwood Notes.

Conforming Delivery Date of Annual Compliance Certificate. The proposed amendments would also amend Section 4.05 of both the 2007 Starwood Base Indenture and the 2012 Starwood Base Indenture—Certificate as to Default to be Delivered Annually — to conform the delivery date of the annual compliance certificate to that of the Marriott Indenture.

Conforming Changes, etc. The proposed amendments would amend the Starwood Indentures to make certain conforming or other changes to the Starwood Indentures, including modification or deletion of certain definitions and cross-references.

Effectiveness of the Supplemental Indentures and Proposed Amendments

Assuming we have received the Requisite Consents with respect to all series of Starwood Notes before the Expiration Date, the supplemental indentures for the proposed amendments will be duly executed and delivered by Starwood and the Starwood Trustees and such supplemental indentures shall become effective upon their execution and delivery. However, the proposed amendments to the Starwood Indentures with respect to each series will not become operative until after the issuance of the Marriott Notes and the payment of the cash consideration payable pursuant to the exchange offers on the Settlement Date.

DESCRIPTION OF NEW MARRIOTT NOTES

General

The Series S Notes, Series T Notes, Series U Notes, Series V Notes and Series W Notes (each as defined below and, collectively, the “Marriott Notes”) will be issued by Marriott in connection with the exchange offers for the Starwood Notes described elsewhere in this prospectus and governed by the indenture, dated as of November 16, 1998 (the “Marriott Indenture”), between Marriott and The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, which acts as trustee. The Indenture and its associated documents contain the full legal text of the matters described in this section. The Marriott Indenture and the Marriott Notes are governed by New York law. A copy of the Marriott Indenture has been filed with the Securities and Exchange Commission (“SEC”). See “Where You Can Find More Information” for information on how to obtain a copy.

Because this section is a summary, it does not describe every aspect of the Marriott Notes. This summary is subject to and qualified in its entirety by reference to all the provisions of the Marriott Indenture, including definitions of certain terms used in the Marriott Indenture. For example, in this section we use capitalized words to signify defined terms that have been given special meaning in the Marriott Indenture. We describe in this prospectus the meaning of some terms defined in the Marriott Indenture. You should refer to the Marriott Indenture for the meanings of all of the defined terms. We also include references in parentheses to certain sections of the Marriott Indenture. Whenever we refer to particular sections or defined terms of the Marriott Indenture in this prospectus, such sections or defined terms are incorporated by reference here.

Terms

Each series of Marriott Notes is a separate series of debt securities. The Marriott Notes will be our general unsecured and senior obligations. The Marriott Notes will rank equally with all of our other unsecured and unsubordinated debt. We will issue the Marriott Notes under the Marriott Indenture. Each series of Marriott Notes will be limited to the total principal amount of corresponding Starwood Notes delivered in the exchange offers on the Settlement Date. We may, without the consent of the existing holders of the Marriott Notes of any series, issue additional Marriott Notes of such series having the same terms; provided that the existing notes and the additional notes of such series form a single series under the Marriott Indenture and such additional notes must be fungible with previously issued notes of such series for U.S. federal income tax purposes.

Interest Rates (per annum) and Maturity Dates for each Series of Marriott Notes	Semi-Annual Interest Payment Dates (“Semi-Annual Interest Payment Dates”)	Regular Record Dates (“Regular Record Dates”)
6.750% Series S Notes due May 15, 2018 (“Series S Notes”)	May 15 and November 15	May 1 and November 1
7.150% Series T Notes due December 1, 2019 (“Series T Notes”)	June 1 and December 1	May 15 and November 15
3.125% Series U Notes due February 15, 2023 (“Series U Notes”)	February 15 and August 15	February 1 or August 1
3.750% Series V Notes due March 15, 2025 (“Series V Notes”)	March 15 and September 15	March 1 or September 1
4.500% Series W Notes due October 1, 2034 (“Series W Notes”)	April 1 and October 1	March 15 or September 15

Interest on each series of the new Marriott Notes will accrue from the applicable First Interest Accrual Date (as defined below) and will be payable semiannually on the applicable Semi-Annual Interest Payment Dates of each year, beginning on the applicable First Interest Payment Date (as defined below), to the person listed as the holder of the note, or any predecessor note, in the security register at the close of business on the applicable Regular Record Dates, as the case may be.

Series of Marriott Notes	First Interest Accrual Date (“First Interest Accrual Date”)	First Interest Payment Date (“First Interest Payment Date”)
Series S Notes	November 15, 2016	May 15, 2017
Series T Notes	December 1, 2016	June 1, 2017
Series U Notes	August 15, 2016	February 15, 2017
Series V Notes	September 15, 2016	March 15, 2017
Series W Notes	October 1, 2016	April 1, 2017

Marriott International, Inc. is a legal entity separate and distinct from its subsidiaries. Our subsidiaries are not obligated to make required payments on the Marriott Notes. Accordingly, Marriott’s rights and the rights of holders of the Marriott Notes to participate in any distribution of the assets or income from any subsidiary are necessarily subject to the prior claims of creditors of the subsidiary. The Marriott Indenture does not limit the amount of unsecured debt which our subsidiaries may incur. In addition, we and our subsidiaries may incur secured debt and enter into sale and leaseback transactions, subject to the limitations described under “—Certain Covenants.”

The Marriott Notes will not be entitled to the benefit of any sinking fund or other mandatory redemption provisions.

The Trustee

The trustee under the Marriott Indenture has two main roles. First, the Trustee can enforce your rights against us if we default on our obligations under our debt securities. There are some limitations on the extent to which the Trustee acts on your behalf, described below under “—Remedies If an Event of Default Occurs.” Second, the Trustee performs administrative duties for us, such as sending you interest payments, sending you notices and transferring your debt securities to a new buyer if you sell.

Redemption at Our Option

We may redeem the Marriott Notes in whole or in part from time to time, at our option, at any time, in the case of the Series S Notes and the Series T Notes, in the case of the Series U Notes, before November 15, 2022 (three months before their maturity date), in the case of the Series V Notes, before December 15, 2024 (three months before their maturity date) and in the case of the Series W Notes, before April 1, 2034 (six months before their maturity date), at a redemption price equal to the greater of:

•	100% of the principal amount of the Marriott Notes of that series to be redeemed, and

•	the sum, as determined by the Independent Investment Banker, of the present values of the remaining scheduled payments of principal and interest (exclusive of any interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis at the Treasury Rate plus 45 basis points, in the case of the Series S Notes, 50 basis points, in the case of the Series T Notes, and 25 basis points, in the case of each of the Series U Notes, Series V Notes and Series W Notes, plus accrued and unpaid interest to, but excluding, the date of redemption.

We may redeem the Series U Notes, the Series V Notes and the Series W Notes in whole or in part from time to time, at our option, in the case of the Series U Notes, on or after November 15, 2022 (three months before their maturity date), in the case of the Series V Notes, on or after December 15, 2024 (three months before their maturity date) and in the case of the Series W Notes, on or after April 1, 2034 (six months before their maturity date), at a redemption price equal to 100% of the principal amount of such notes being redeemed.

In the case of any such redemption, we will also pay accrued and unpaid interest to, but not including, the redemption date.

The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), calculated on the third business day preceding the redemption date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Marriott Notes that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Marriott Notes.

“Comparable Treasury Price” means, with respect to any redemption date:

•	the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or

•	if the Independent Investment Banker obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means (a) Deutsche Bank Securities Inc., or an affiliate or successor thereof, unless the foregoing ceases to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), in which case we shall substitute another Primary Treasury Dealer, and (b) any two other Primary Treasury Dealers selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that redemption date.

We will deliver notice of any redemption at least 15 days but not more than 45 days before the redemption date to each holder of the Marriott Notes to be redeemed.

If we choose to redeem less than all of the Marriott Notes of a series, we will notify the Trustee at least five business days before giving notice of redemption, or a shorter period as may be satisfactory to the Trustee, of the series and aggregate principal amount of Marriott Notes to be redeemed and their redemption date. The Marriott Notes to be redeemed in whole or in part will be selected in a manner that complies with the requirements of the Depositary.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Marriott Notes or portions of the Marriott Notes called for redemption.

Change of Control

If a change of control repurchase event occurs as to a series of Marriott Notes, unless we have exercised our right to redeem the Marriott Notes in whole as described under “—Redemption at Our Option,” we will make an offer to each holder of Marriott Notes to repurchase all or any part (in excess of $2,000 in integral multiples of $1,000) of that holder’s Marriott Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Marriott Notes repurchased plus any accrued and unpaid interest on the Marriott Notes repurchased to the date of purchase. Within 30 days following any change of control repurchase event or, at our option, before any change of control, but after the public announcement of the change of control, we will deliver a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase Marriott Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent. The notice shall, if sent before the date of consummation of the change of control, state that the offer to purchase is conditioned on the change of control repurchase event occurring on or before the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Marriott Notes as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the Marriott Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the change of control repurchase event provisions of the Marriott Notes by virtue of such conflict.

On the change of control repurchase event payment date, we will, to the extent lawful:

•	accept for payment all Marriott Notes or portions of Marriott Notes properly tendered pursuant to our offer;

•	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Marriott Notes or portions of Marriott Notes properly tendered; and

•	deliver or cause to be delivered to the trustee the Marriott Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Marriott Notes being purchased by us.

The paying agent will promptly pay to each holder of Marriott Notes properly tendered the purchase price for the Marriott Notes, and the trustee will promptly authenticate and deliver (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any Marriott Notes surrendered; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000.

We will not be required to make an offer to repurchase the Marriott Notes upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Marriott Notes properly tendered and not withdrawn under its offer.

“Below investment grade rating event” means with respect to a series of Marriott Notes, the Marriott Notes of such series are rated below investment grade by both rating agencies on any date from the date of the public notice of an arrangement that could result in a change of control until the end of the 60-day period following public notice of the occurrence of a change of control (which period shall be extended so long as the rating of such Marriott Notes is under publicly announced consideration for possible downgrade by either of the rating agencies); provided that a below investment grade rating event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular change of control (and thus shall not be deemed a below investment grade rating event for purposes of the definition of change of control repurchase event hereunder) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform us in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control shall have occurred at the time of the below investment grade rating event).

“Change of control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of our voting stock, measured by voting power rather than number of shares. Notwithstanding the foregoing, a transaction effected to create a holding company for us will not be deemed to involve a change of control if: (1) pursuant to such transaction we become a direct or indirect wholly owned subsidiary of such holding company and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately before that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company, measured by voting power rather than number of shares.

“Change of control repurchase event” means the occurrence of both a change of control and a below investment grade rating event.

“Investment grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Marriott Notes of the applicable series or fails to make a rating of such Marriott Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us (as certified by a resolution of our board of directors delivered to the Trustee) as a replacement agency for Moody’s or S&P, or both, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Voting stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Legal Ownership

“Street Name” and Other Indirect Holders

Investors who hold the Marriott Notes in accounts at banks or brokers will generally not be recognized by us as legal Holders of the Marriott Notes. This is called holding in “Street Name.” Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its Marriott Notes. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the Marriott Notes, either because they agree to do so in their customer agreements or because they are legally required to. If you hold Marriott Notes in “Street Name,” you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if ever required;

•	whether and how you can instruct it to send you Marriott Notes registered in your own name so you can be a direct Holder as described below; and

•	how it would pursue rights under the Marriott Notes if there were a default or other event triggering the need for Holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the Trustee and those of any third parties employed by us or the Trustee, run only to Persons who are registered as Holders of Marriott Notes. We do not have obligations to you if you hold in “Street Name” or other indirect means, either because you choose to hold Marriott Notes in that manner or because the Marriott Notes are issued in the form of Global Securities as described below. For example, once we make payment to the registered Holder, we have no further responsibility for the payment if that Holder is legally required to pass the payment along to you as a “Street Name” customer but does not do so.

Global Securities

The Marriott Notes of each series will initially be issued only as a registered note in global form without interest coupons, known as a “Global Security.”

What is a Global Security? A Global Security is a special type of indirectly held Security, as described above under “—‘Street Name’ and Other Indirect Holders.” The financial institution that acts as the sole direct Holder of the Global Security is called the “Depositary.” Any person wishing to own a Global Security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the Depositary.

Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a Global Security will be governed by the account rules of the investor’s financial institution and of the Depositary, as well as general laws relating to securities transfers. We and the Trustee do not recognize this type of investor as a Holder of the Marriott Notes and instead deal only with the Depositary that holds the Global Security.

An investor holding interests in a Global Security should be aware that:

•	the investor cannot get the Marriott Notes registered in his or her own name;

•	the investor cannot receive physical certificates for his or her interest in the Marriott Notes;

•	the investor will hold in “Street Name” and must look to his or her own bank or broker for payments on the Marriott Notes and protection of his or her legal rights relating to the Marriott Notes;

•	the investor may not be able to sell interests in the Marriott Notes to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•	the Depositary’s policies will govern payments, transfers, exchange and other matters relating to the investor’s interest in the Global Security;

•	we and the Trustee have no responsibility for any aspect of the Depositary’s actions or for its records of ownership interests in the Global Security and do not supervise the Depositary in any way; and

•	payment for purchases and sales in the market for corporate bonds and Marriott Notes is generally made in next-day funds. In contrast, the Depositary will usually require that interests in a Global Security be purchased or sold within its system using same-day funds. This difference could have some effect on how Global Security interests trade, but we do not know what that effect will be.

Special Situations When Global Security Will Be Terminated. In a few special situations described below, the Global Security may terminate and interests in it may be exchangeable for physical certificates representing the Marriott Notes. After that exchange, the choice of whether to hold the Marriott Notes directly or in “Street Name” will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in the Marriott Notes transferred to their own name, so that they will be direct Holders. The rights of “Street Name” investors and direct Holders in the debt securities have been previously described in the subsections entitled “—‘Street Name’ and Other Indirect Holders” and “—Direct Holders.”

The special situations for termination of a Global Security are:

•	When the Depositary notifies us that it is unwilling, unable or no longer qualified to continue as Depositary.

•	When an Event of Default on the Marriott Notes has occurred and has not been cured. We discuss defaults below under “—Events of Default.”

In the remainder of this description “you” means direct Holders and not “Street Name” or other indirect holders of debt securities. Indirect holders should read the previous subsection entitled “—‘Street Name’ and Other Indirect Holders.”

Overview of Remainder of This Description

The remainder of this description summarizes:

•	additional mechanics relevant to the Marriott Notes under normal circumstances, such as how you transfer ownership and where we make payments;

•	your rights under several special situations, such as if we merge with another company or if we want to change a term of the Marriott Notes;

•	promises we make to you about how we will run our business, or business actions we promise not to take (known as “restrictive covenants”); and

•	your rights if we default or experience other financial difficulties.

Additional Mechanics

Form, Exchange and Transfer

The Marriott Notes of each series will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations of $2,000 and in integral multiples of $1,000 in excess thereof. (Section 302)

You may have your Marriott Notes broken into more Marriott Notes of smaller denominations or combined into fewer Marriott Notes of larger denominations, as long as the total principal amount is not changed. (Section 305) This is called an “exchange.”

You may exchange or transfer Marriott Notes at the office of the Trustee. The Trustee acts as our agent for registering Marriott Notes in the names of Holders and transferring Marriott Notes. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered Holders is called the “Security Registrar.” It will also perform transfers. (Section 305) You will not be required to pay a service charge to transfer or exchange Marriott Notes, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the Security Registrar is satisfied with your proof of ownership.

We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 1002)

Interest in a Global Security may be transferred only in compliance with the customary procedures of the Depositary, including the delivery of appropriate certificates and information. If we redeem at our option less than all of the Marriott Notes of a series, we may block the transfer or exchange of such Marriott Notes during the period beginning 15 days before the day we send the notice of redemption and ending on the day the notice of redemption is sent in order to freeze the list of holders of Marriott Notes to prepare the notice of redemption. We may also refuse to register transfers or exchanges of Marriott Notes selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of Marriott Notes.

Payment and Paying Agents

We will pay interest to you if you are a direct Holder listed in the Trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the Marriott Notes on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the “Regular Record Date” and is stated above under “—Terms.” (Section 307) Holders buying and selling Marriott Notes must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered Holder on the Regular Record Date. The most common manner is to adjust the sales price of the Marriott Notes to prorate interest fairly between buyer and seller. This prorated interest amount is called “accrued interest.”

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the Trustee in New York, New York. That office is currently located at 101 Barclay Street, New York, New York 10286. You may elect to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

“Street Name” and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the Trustee’s corporate trust office. These offices are called “Paying Agents.” We may also choose to act as our own Paying Agent. We must notify you of changes in the Paying Agents for the Marriott Notes. (Section 1002)

Notices

We and the Trustee will send notices about the debt securities only to direct Holders, using their addresses as listed in the Trustee’s records or, if the Marriott Notes are held in global form, electronically in accordance with the applicable procedures of the Depositary. (Sections 101 and 106)

Regardless of who acts as Paying Agent, all money paid by us to a Paying Agent that remains unclaimed at the end of two years after the amount is due to direct Holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the Trustee, any other Paying Agent or anyone else. (Section 1003)

Special Situations

Mergers and Similar Events

We are generally permitted to consolidate or merge with another company or entity. We are also permitted to sell substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

•	Where we merge out of existence or sell substantially all of our assets, the other entity may not be organized under a foreign country’s laws (that is, it must be a corporation, partnership or trust organized under the laws of a State or the District of Columbia or under federal law) and it must agree to be legally responsible for the Marriott Notes.

•	The merger, sale of assets or other transaction must not cause a default on the Marriott Notes, and we must not already be in default (unless the merger or other transaction would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and not been cured, as described under “—What Is an Event of Default?” A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

•	It is possible that the merger, sale of assets or other transaction would cause some of our property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that property over other lenders or over our general creditors if we fail to pay them back. We have promised to limit these preferential rights on our property, called “Liens,” as discussed under “—Certain Covenants—Restrictions on Liens.” If a merger or other transaction would create any Liens on our property, we must comply with that covenant. We would do this either by deciding that the Liens were permitted, or by following the requirements of the covenant to grant an equivalent or higher-ranking Lien on the same property to you and the other direct Holders of the Marriott Notes entitled to that protection. (Section 801)

Modification and Waiver

There are three types of changes we can make to the Marriott Indenture and the Marriott Notes.

Changes Requiring Your Approval. First, there are changes that we cannot make to the Marriott Indenture or your Marriott Notes without your specific approval. We cannot do the following without your specific approval:

•	change the Stated Maturity of the principal or interest on a note;

•	reduce any amounts due on a note;

•	reduce the amount of principal payable upon acceleration of the Maturity of a note following a default;

•	change the place or currency of payment on a note;

•	impair your right to sue for payment;

•	reduce the percentage of Holders of Marriott Notes whose consent is needed to modify or amend the Marriott Indenture;

•	reduce the percentage of Holders of Marriott Notes whose consent is needed to waive compliance with certain provisions of the Marriott Indenture or to waive certain defaults; or

•	modify any other aspect of the provisions dealing with modification and waiver of the Marriott Indenture. (Section 902)

Changes Requiring a Majority or 50% Vote. Second, there are changes that we cannot make to the Marriott Indenture or the Marriott Notes without a vote in favor by Holders of Marriott Notes owning not less than 50% of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect Holders of the Marriott Notes. A majority vote would be required for us to obtain a waiver of all or part of the covenants described below, or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the Marriott Indenture or the Marriott Notes listed in the first category described above under “—Changes Requiring Your Approval” unless we obtain your individual consent to the waiver. (Section 513)

Changes Not Requiring Approval. The third type of change does not require any vote by Holders of the Marriott Notes. This type is limited to clarifications and certain other changes that would not adversely affect Holders of the Marriott Notes. (Section 901)

Further Details Concerning Voting. When taking a vote, Marriott Notes will not be considered Outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Notes will also not be eligible to vote if they have been fully defeased as described below under “—Defeasance—Full Defeasance.” (Section 101)

We will generally be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Marriott Notes that are entitled to vote or take other action under the Marriott Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If we or the Trustee set a record date for a vote or other action to be taken by Holders, that vote or action may be taken only by persons who are Holders of Outstanding Marriott Notes on the record date and must be taken within 180 days following the record date or another shorter period that we may specify (or as the Trustee may specify, if it set the record date). We may shorten or lengthen (but not beyond 180 days) this period from time to time. (Section 104)

“Street Name” and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the Marriott Indenture or the Marriott Notes or request a waiver.

Limited Protection in the Event of a Change of Control

Other than as described in this prospectus under “—Change of Control,” the Marriott Notes will not contain any provisions which may afford holders of the debt securities protection in the event of a change in control of our company or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect Holders of Marriott Notes.

Certain Covenants

Restrictions on Liens. Some of our property may be subject to a mortgage or other legal mechanism that gives our lenders preferential rights in that property over other lenders (including you and any other Holders of the debt securities) or over our general creditors if we fail to pay them back. These preferential rights are called “Liens.” Neither Marriott International, Inc. nor its Restricted Subsidiaries will place a Lien on any of our Principal Properties, or on any shares of stock or debt of any of our Restricted Subsidiaries, to secure new debt unless we grant an equivalent or higher-ranking Lien on the same property to you and any other Holders of the Marriott Notes. (Section 1008)

However, we do not need to comply with this restriction if the amount of all debt that would be secured by Liens on Principal Properties (including the new debt and all “Attributable Debt,” as described under “—Restriction on Sales and Leasebacks” below, that results from a sale and leaseback transaction involving Principal Properties) is less than the greater of $400 million or 10% of our Consolidated Net Assets.

This restriction on Liens also does not apply to certain types of Liens, and we can disregard these Liens when we calculate the limits imposed by this restriction. We may disregard a Lien on any Principal Property or on any shares of stock or debt of any Restricted Subsidiary if:

•	the Lien existed on the date of the Marriott Indenture;

•	the Lien existed at the time the property was acquired or at the time an entity became a Restricted Subsidiary;

•	the Lien secures Debt that is no greater than the Acquisition Cost;

•	the Cost of Construction on a Principal Property or Restricted Subsidiary (if the Lien is created no later than 24 months after such acquisition or completion of construction);

•	the Lien is in favor of us or any Subsidiary; or

•	the Lien is granted in order to assure our performance of any tender or bid on any project (and other similar Liens).

Subject to certain limitations, we may also disregard any Lien that extends, renews or replaces any of these types of Liens.

We and our subsidiaries are permitted to have as much unsecured debt as we may choose and, except as provided in this Restriction on Liens, the Marriott Indenture does not contain provisions that would afford protection to you in the event of a highly leveraged transaction involving us.

Restrictions on Sales and Leasebacks. We promise that neither we nor any of our Restricted Subsidiaries will enter into any sale and leaseback transaction involving a Principal Property, unless we comply with this covenant. A “sale and leaseback transaction” generally is an arrangement between us or a Restricted Subsidiary and any lessor (other than the Company or a Subsidiary) where we or the Restricted Subsidiary lease a Principal Property for a period in excess of three years, if such property was or will be sold by us or such Restricted Subsidiary to that lender or investor.

We can comply with this promise in either of two different ways. First, we will be in compliance if we or a Restricted Subsidiary could grant a Lien on the Principal Property in an amount equal to the Attributable Debt for the sale and leaseback transaction without being required to grant an equivalent or higher-ranking Lien to you and the other Holders of the debt securities under the Restriction on Liens described above. Second, we can comply if we retire an amount of Debt ranking on a parity with, or senior to, the debt securities, within 240 days of the transaction, equal to at least the net proceeds of the sale of the Principal Property that we lease in the transaction or the fair value of that property, whichever is greater. (Section 1009).

Certain Definitions Relating to our Covenants. Following are the meanings of the terms that are important in understanding the covenants previously described. (Section 101).

“Attributable Debt” means the total present value of the minimum rental payments called for during the term of the lease (discounted at the rate that the lessee could borrow over a similar term at the time of the transaction).

“Consolidated Net Assets” is the consolidated assets (less reserves and certain other permitted deductible items), after subtracting all current liabilities (other than the current portion of long-term debt and Capitalized Lease Obligations) as such amounts appear on our most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.

“Debt” means Marriott Notes, bonds, debentures or other similar evidences of indebtedness for borrowed money or any guarantee thereof.

A “Principal Property” is any parcel or groups of parcels of real estate or one or more physical facilities or depreciable assets, the net book value of which exceeds 2% of the Consolidated Net Assets.

“Restricted Subsidiary” means any Subsidiary:

•	organized and existing under the laws of the United States,

•	the principal business of which is carried on within the United States of America, and

•	which either (1) owns or is a lessee pursuant to a capital lease of any real estate or depreciable asset which has a net book value in excess of 2% of Consolidated Net Assets, or (2) in which the investment of the Company and all its Subsidiaries exceeds 5% of Consolidated Net Assets.

The definition of a Restricted Subsidiary does not include any Subsidiaries principally engaged in our timeshare or senior living services businesses or the major part of whose business consists of finance, banking, credit, leasing, insurance, financial services or other similar operations, or any combination thereof. The definition also does not include any Subsidiary formed or acquired after the date of the Marriott Indenture for the purpose of developing new assets or acquiring the business or assets of another person and which does not acquire all or any substantial part of our business or assets or those of any Restricted Subsidiary.

A “Subsidiary” is a corporation in which we and/or one or more of our other subsidiaries owns at least 50% of the voting stock, which is a kind of stock that ordinarily permits its owners to vote for the election of directors.

Defeasance

Full Defeasance. If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the Marriott Notes of a series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•	we must deposit in trust for your benefit and the benefit of all other direct Holders of such Marriott Notes a combination of money and U.S. government or U.S. government agency Marriott Notes or bonds that will generate enough cash to make interest, principal and any other payments on such Marriott Notes on their various due dates;

•	there must be a change in current federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on such Marriott Notes any differently than if we did not make the deposit and just repaid the Marriott Notes ourselves (under current federal tax law, the deposit and our legal release from the Marriott Notes would be treated as though we took back your Marriott Notes and gave you your share of the cash and Marriott Notes or bonds deposited in trust and, in that event, you could be required to recognize gain or loss on the debt securities you give back to us); and

•	we must deliver to the Trustee a legal opinion of our counsel confirming the tax law change or ruling described above. (Sections 1302 and 1304)

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the Marriott Notes. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

Covenant Defeasance. Under current federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the series of Marriott Notes for which such deposit is made. This is called “covenant defeasance.” In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the Marriott Notes. In order to achieve covenant defeasance, we must, among other things, do the following:

•	deposit in trust for your benefit and the benefit of all other direct Holders of the Marriott Notes a combination of money and U.S. government or U.S. government agency Marriott Notes or bonds that will generate enough cash to make interest, principal and any other payments on Marriott Notes on their maturity date; and

•	deliver to the Trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the Marriott Notes any differently than if we did not make the deposit and just repaid such debt securities ourselves.

If we accomplish covenant defeasance, the following provisions of the Marriott Indenture with respect to the Marriott Notes would no longer apply:

•	our promises about conduct of our business previously described under “—Certain Covenants;”

•	our obligation to purchase such Marriott Notes in the event of a change of control repurchase event at the price previously described under “—Change of Control;”

•	the condition about the treatment of Liens when we merge or engage in similar transactions, as previously described under “—Mergers and Similar Events;” and

•	the Events of Default relating to breach of covenants and acceleration of the maturity of other debt, described later under “—What Is an Event of Default?”

If we accomplish covenant defeasance, you can still look to us for repayment of the Marriott Notes if there were a shortfall in the trust deposit. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the Marriott Notes become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall. (Sections 1303 and 1304)

Default and Related Matters

Events of Default

Holders of Marriott Notes will have special rights if an Event of Default occurs and is not cured, as described below.

What Is an Event of Default? The term “Event of Default” means any of the following:

•	we do not pay the principal or any premium on a note on its due date;

•	we do not pay interest on a note within 30 days of its due date;

•	we remain in breach of a covenant described under “—Certain Covenants” or any other term of the Marriott Indenture for 60 days after we receive a notice of default stating we are in breach, which notice must be sent by either the Trustee or Holders of 25% of the principal amount of Marriott Notes of the affected series;

•	we or any Restricted Subsidiary default on other debt (excluding any non-recourse debt) which totals over $100 million (or 4% of our Consolidated Net Assets, whichever amount is greater) and the lenders of such debt shall have taken affirmative action to enforce the payment of such debt, and this repayment obligation remains accelerated for 10 days after we receive a notice of default as described in the previous paragraph; or

•	we file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur. (Section 501)

A payment default or other default under one series of Marriott Notes may, but will not necessarily, cause a default to occur under any other series of Marriott Notes issued under the Marriott Indenture.

Remedies If an Event of Default Occurs. If an Event of Default has occurred and has not been cured, the Trustee or the Holders of 25% in principal amount of the Marriott Notes of the affected series may declare the entire principal amount of all the Marriott Notes to be due and immediately payable. This is called a “declaration of acceleration of maturity.” If an Event of Default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the Marriott Notes will be automatically accelerated, without any action by the Trustee or any Holder. A declaration of acceleration of maturity may be cancelled by the Holders of at least a majority in principal amount of the Marriott Notes. (Section 502)

The Trustee is not required to take any action under the Marriott Indenture at the request of any Holders unless the Holders offer the Trustee protection satisfactory to it from expenses and liability (called an “indemnity”). (Section 603) If indemnity is provided, the Holders of a majority in principal amount of the Outstanding Marriott Notes of the affected series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee. These majority Holders may also direct the Trustee in performing any other action under the Marriott Indenture. (Section 512)

Before you bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the Marriott Notes, the following must occur:

•	you must give the Trustee written notice that an Event of Default has occurred and remains uncured;

•	the Holders of 25% in principal amount of all Outstanding Marriott Notes of the affected series must make a written request that the Trustee take action because of the default, and must offer reasonable indemnity to the Trustee against the cost and other liabilities of taking that action; and

•	the Trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity. (Section 507)

However, you are entitled at any time to bring a lawsuit for the payment of money due on your Marriott Notes on or after the due date. (Section 508)

“Street Name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the Trustee and to make or cancel a declaration of acceleration.

We will furnish to the Trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the Marriott Indenture and the debt securities, or else specifying any default. (Section 1004)

Regarding the Trustee

The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, is the Trustee, Security Registrar and Paying Agent under the Marriott Indenture. We have certain existing banking relationships with The Bank of New York Mellon, including that one of its affiliates is a lender under our credit facility. In addition, affiliates of The Bank of New York Mellon may be a purchaser of our securities.

If an Event of Default (or an event that would be an Event of Default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded) occurs, the Trustee may be considered to have a conflicting interest with respect to the Marriott Notes for purposes of the Trust Indenture Act of 1939. In that case, the Trustee may be required to resign as Trustee under the Marriott Indenture and we would be required to appoint a successor trustee.

Book-Entry System

We will issue the Marriott Notes of each series in the form of one or more fully registered global Marriott Notes which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, also referred to as “DTC.” DTC will act as the depositary. The Marriott Notes will be registered in the name of DTC or its nominee.

Investors may hold interests in a global note through DTC in the United States if they are participants in DTC or indirectly hold such interests through organizations that are participants in DTC. Clearstream Banking, société anonyme, also referred to as “Clearstream,” and Euroclear Bank S.A./N.V., as operator of the Euroclear System, also referred to as “Euroclear,” will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s name on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. JPMorgan Chase Bank currently acts as U.S. depositary for Euroclear (in such capacity, the “U.S. depositary”). Beneficial interests in a global note will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for such global note. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the Marriott Notes will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect. You will not receive written confirmation from DTC of your purchase of the Marriott Notes. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

DTC

DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include:

•	securities brokers and dealers, including the underwriters;

•	banks;

•	trust companies;

•	clearing corporations; and

•	certain other organizations, some of which or their representatives, own DTC.

Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system.

Principal and interest payments on the Marriott Notes represented by a global note will be made to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the Marriott Notes represented by the global note for all purposes under the indenture. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a note represented by a global note;

•	any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in a global note held through such participants; or

•	the maintenance, supervision or review of any of DTC’s records relating to such beneficial ownership interests.

DTC has advised us that upon receipt of any payment of principal of or interest on a note, DTC will credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective holdings shown on DTC’s records. The underwriters will initially designate the accounts to be credited.

Clearstream

Clearstream advises that it is incorporated under Luxembourg law as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream participants”) and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to other institutions, such as banks, brokers, dealers and trust companies that clear transactions through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions with respect to interests in the Marriott Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear, also referred to as “Euroclear participants,” and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.

Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., also referred to as the “Euroclear operator.” All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear transactions through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System, and applicable Belgian law (the “terms and conditions”). The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to the Marriott Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions of Euroclear, to the extent received by the U.S. depositary for Euroclear.

Global Notes

Payments by participants to owners of beneficial interests in a global note will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants.

A global note can only be transferred:

•	as a whole by DTC to one of its nominees;

•	as a whole by a nominee of DTC to DTC or another nominee of DTC; or

•	as a whole by DTC or a nominee of DTC to a successor of DTC or a nominee of such successor.

Notes represented by a global note can be exchanged for definitive Marriott Notes in registered form only if:

•	DTC notifies us that it is unwilling, unable or no longer qualified to continue as the depositary for such global note;

•	we in our sole discretion determine that such global note will be exchangeable for definitive Marriott Notes in registered form and notify the trustee of our decision; or

•	an event of default with respect to the Marriott Notes represented by such global note has occurred and is continuing.

A global note that can be exchanged for a definitive note under the preceding sentence will be exchanged for definitive Marriott Notes that are issued in authorized denominations in registered form for the same aggregate amount. Such definitive Marriott Notes will be registered in the names of the owners of the beneficial interests in such global Marriott Notes as directed by DTC.

Except as provided above, (1) owners of beneficial interests in such global note will not be entitled to receive physical delivery of Marriott Notes in definitive form and will not be considered the holders of the Marriott Notes for any purpose under the indenture and (2) no Marriott Notes represented by a global note will be exchangeable. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC, and if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture or such global note. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global note.

DTC and the underwriters have informed us that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global note desires to take any action which a holder is entitled to take under the indenture, then (1) DTC would authorize the participants holding the relevant beneficial interests to take such action and (2) such participants would authorize the beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has provided the following information to us. DTC is:

•	a limited-purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the Exchange Act.

Settlement for the Marriott Notes will be made by the underwriters in immediately available funds. The Marriott Notes will trade in the DTC settlement system until maturity or until definitive Marriott Notes are issued. DTC will require secondary trading activity in the Marriott Notes to be settled in immediately available funds.

The information in this section concerning DTC, Clearstream and Euroclear and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take any responsibility for its accuracy. This information is subject to any changes to the arrangements between or among us, DTC, Clearstream and Euroclear and any changes to procedures that may be instituted unilaterally by DTC, Clearstream or Euroclear. We will not have any responsibility for the performance by DTC, Clearstream, Euroclear or their respective participants under the rules and procedures governing them.

The underwriters will make settlement for the Marriott Notes in immediately available or same-day funds. So long as the Marriott Notes are represented by a global note, we will make all payments of principal and interest in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using the depositary’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). If the transaction meets its settlement requirements, the relevant European international clearing system will deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving Marriott Notes in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of Marriott Notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions in the Marriott Notes settled during such processing will be reported to the relevant Clearstream participant or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of Marriott Notes by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of beneficial interests in the Marriott Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary describes the material U.S. federal income tax consequences relating to the exchange offers and consent solicitations and to the ownership and disposition of Marriott Notes acquired pursuant to the exchange offers and consent solicitations. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder (the “Treasury Regulations”), administrative rulings and judicial decisions, all as in effect as of the date hereof, any of which may subsequently be changed or interpreted differently by the Internal Revenue Service (the “IRS”), possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. Marriott has not sought and does not intend to seek a ruling from the IRS on any aspect of the exchange offers and consents. Accordingly, Marriott cannot assure you that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. This summary does not address all aspects of U.S. federal income tax related to the exchange offers and consent solicitations and to the ownership and disposition of Marriott Notes and does not deal with foreign, state, local or other tax considerations that may be relevant to Holders of the Marriott or Starwood Notes in light of their particular circumstances. In addition, it does not address all tax consequences that may be relevant to Marriott or Starwood Note Holders that are subject to special treatment under the U.S. federal income tax laws, such as:

•	Marriott or Starwood Note Holders that may be subject to special tax treatment under U.S. federal income tax laws, including dealers in securities or currencies, banks and other financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies, traders in securities that elect to use a mark-to-market method of accounting for their securities, employee stock ownership plans, corporations that accumulate earnings to avoid tax, controlled foreign corporations, passive foreign investment companies and tax-exempt organizations;

•	persons holding Marriott or Starwood Notes as a part of a hedging, integrated, conversion, wash sale or constructive sale transaction or a straddle;

•	U.S. Holders (as defined below) of Starwood or Marriott Notes whose “functional currency” is not the U.S. dollar;

•	persons that are, or hold their Starwood or Marriott Notes through, partnerships or other pass-through entities;

•	former citizens or residents of the United States; and

•	U.S. Holders that are subject to the U.S. federal alternative minimum tax.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

This summary of material U.S. federal income tax consequences is for general information only and is not tax advice for any particular investor. Furthermore, this summary only applies to beneficial owners of Notes who hold their Notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).

In this discussion, the term “U.S. Holder” is used to refer to a beneficial owner of Notes that, for U.S. federal income tax purposes, is:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state or political subdivision thereof (including the District of Columbia);

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if (i) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) such trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

The term “Non-U.S. Holder” is used to describe a beneficial owner of Notes that is neither a U.S. Holder nor a partnership or any entity or arrangement treated as a partnership for U.S. federal income tax purposes. This discussion does not discuss (i) any U.S. federal income tax consequences to a Non-U.S. Holder (as defined below) that is (A) a nonresident alien individual who is present in the United States for 183 or more days during the relevant taxable year or (B) a corporation which operates through a U.S. branch, (ii) any state, local or non-U.S. tax considerations or other U.S. federal tax considerations (e.g., estate or gift tax) and (iii) except as specifically set forth below, any applicable tax reporting requirements. Furthermore, Starwood has taken the position for U.S. federal income tax purposes that the Starwood Notes (or the Marriott Notes) are not “contingent payment debt instruments” within the meaning of the applicable Treasury Regulations and, therefore, the discussion below assumes that the Starwood Notes are not subject to the special rules governing “contingent payment debt instruments.” The discussion in this prospectus applies to each series of Starwood Notes and/or Marriott Notes separately and not in the aggregate. Accordingly, holders should consider the tax consequences applicable to them on a series-by-series basis.

THIS DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR AS TO THE PARTICULAR TAX CONSIDERATIONS TO SUCH HOLDER OF THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS AND THE OWNERSHIP AND DISPOSITION OF MARRIOTT NOTES ACQUIRED PURSUANT TO THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE, OR LOCAL TAX LAWS OR NON-U.S. TAX LAWS.

U.S. Holders

The Exchange Offers

Tender of Starwood Notes. The exchange of Starwood Notes for Marriott Notes pursuant to the exchange offers and consent solicitations will be a taxable exchange for U.S. federal income tax purposes.

Subject to the discussion below under “—Early Participation Premium,” a U.S. Holder that exchanges Starwood Notes for Marriott Notes pursuant to the exchange offers and consent solicitations generally will recognize gain or loss equal to the difference, if any, between (i) the sum of the amount of cash received and the “issue price” of the Marriott Notes received in respect of the Starwood Notes (as discussed below under “—Issue Price”), reduced by an amount equal to the accrued interest on the Starwood Notes at the time of the exchange (which amount will be includable in such U.S. Holder’s gross income as interest income at the time of the exchange to the extent that it has not yet been included), and (ii) the U.S. Holder’s adjusted tax basis in the Starwood Notes. A U.S. Holder’s adjusted tax basis in a Starwood Note will generally equal the amount paid for the Starwood Note (x) increased by any market discount previously taken into account by the U.S. Holder in respect of the Starwood Note and (y) reduced (but not below zero) by any amortizable bond premium previously amortized on the Starwood Note.

Subject to the treatment of a portion of any gain as ordinary income to the extent of any market discount accrued on a Starwood Note (see below under “—Market Discount”), any gain or loss recognized in respect of a Starwood Note generally will be capital gain or loss, which will be long-term capital gain or loss if the U.S. Holder held the Starwood Note for more than one year as of the date of the exchange. The deductibility of capital losses is subject to limitations under the Code. A U.S. Holder generally will have an initial tax basis in a Marriott Note received pursuant to the exchange offers and consent solicitations equal to its issue price (as defined below), and generally will commence a new holding period with respect to the Marriott Note the day after the completion of the exchange.

Market Discount. The market discount provisions of the Code may apply to U.S. Holders of Starwood Notes who or that acquired the Starwood Notes in the secondary market. In general, a Starwood Note that was acquired by a U.S. Holder in the secondary market will be treated as having been acquired with market discount if the Starwood Note’s principal amount exceeded the tax basis of the Starwood Note in the U.S. Holder’s hands immediately after its acquisition, unless such excess was less than a statutorily defined de minimis amount.

Any gain recognized by a U.S. Holder with respect to a Starwood Note that was acquired with market discount will be subject to tax as ordinary income to the extent of the market discount accrued during the period the Starwood Note was held by such U.S. Holder, unless the U.S. Holder previously elected to include market discount in income as it accrued for U.S. federal income tax purposes.

Issue Price. If a Marriott Note is considered to be “publicly traded” for U.S. federal income tax purposes, the issue price of such Marriott Note will, subject to the sentence below, generally equal its fair market value on the date of issuance. In accordance with applicable U.S. Treasury Regulations, we intend to determine the issue price of the Marriott Notes by subtracting from such fair market value amount any Marriott Note Pre-Issuance Accrued Interest (as defined below under “—Treatment of the Marriott Notes—Stated Interest”). Although no assurances can be given in this regard, we believe that the Marriott Notes are likely to be considered “publicly traded” for these purposes and intend to take this position for all relevant reporting and other purposes. We will provide investors with information about our determination of the issue price of the Marriott Notes by publishing that information on our website. Our determination of the issue price of the Marriott Notes is binding upon a holder unless such holder explicitly discloses to the IRS, on a timely filed U.S. federal income tax return for the taxable year that includes the date of the exchange, that its determination is different from ours, the reasons for the different determination and how such holder determined the issue price.

Early Participation Premium. The U.S. federal income tax treatment of the receipt of the Early Participation Premium is unclear and we have not requested a ruling from the IRS with respect thereto. We intend to take the position that any Early Participation Premium is additional consideration for the tendered Starwood Notes, in which case the Early Participation Premium would be treated as part of the amount paid to the U.S. Holder in respect of such Starwood Notes, as provided above in “—Tender of Starwood Notes.” Alternatively, the Early Participation Premium may be treated as interest or a separate fee that would be subject to tax as ordinary income. There can be no assurance that the IRS will not successfully challenge the position that we intend to take. U.S. Holders should consult their tax advisors about the U.S. federal income tax treatment of the receipt of the Early Participation Premium.

Treatment of the Marriott Notes

Stated Interest. Subject to the following sentence, interest on the Marriott Notes will generally be included in the income of a U.S. Holder as ordinary income at the time it is paid or accrued in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes. However, a U.S. Holder should not include in income the portion of the first payment of interest on a Marriott Note that is attributable to accrued interest on the Starwood Notes as of the time of the exchange and should instead treat such portion as a non-taxable return of principal (such amount is referred to as the “Marriott Note Pre-Issuance Accrued Interest”).

Original Issue Discount. As described above, because we intend to determine the issue price of the Marriott Notes by reference to the fair market value of the Marriott Notes on the applicable exchange date, we cannot know before the applicable exchange date whether any series of the Marriott Notes will have original issue discount (“OID”). If the principal amount of any Marriott Note exceeds the issue price of the Marriott Note by at least a statutorily specified de minimis amount (which is generally 1/4 of one percent of the principal amount multiplied by the number of complete years to maturity), the difference will constitute OID for U.S. federal income tax purposes. A U.S. Holder of a Marriott Note that is issued with OID will, regardless of such U.S. holder’s method of accounting, be required to include the OID in income (as ordinary income) as it accrues in accordance with a constant yield method based upon a compounding of interest and before receiving the cash to which that income is attributable.

Amortizable Bond Premium on Marriott Notes. If a U.S. Holder’s initial tax basis in a Marriott Note is greater than the principal amount of the Marriott Note, the U.S. Holder will be considered to have acquired the Marriott Note with “amortizable bond premium.” A U.S. Holder generally may elect to amortize the premium over the remaining term of the Marriott Note on a constant yield method as an offset to interest when includible in income under a U.S. Holder’s regular accounting method. An election to amortize premium on a constant yield method will also apply to all other taxable debt instruments held or subsequently acquired by a U.S. Holder on or after the first day of the first taxable year for which the election is made. Such an election may not be revoked without the consent of the IRS.

Sale or Other Taxable Disposition of Marriott Notes. Upon the sale, exchange, optional redemption, retirement or other taxable disposition of a Marriott Note, a U.S. Holder will generally recognize capital gain or loss in an amount equal to the difference between (1) the sum of cash plus the fair market value of all other property received on such disposition in respect of the Marriott Note (except to the extent such cash or property is attributable to accrued but unpaid interest, which will generally be taxable as ordinary income as described above to the extent not previously included in income) and (2) the U.S. Holder’s adjusted tax basis in the Marriott Note. A U.S. Holder’s adjusted tax basis in a Marriott Note will generally equal its initial tax basis in the Marriott Note, (x) increased by any OID that it previously included in income with respect to the Marriott Note, and (y) decreased by any bond premium that it previously amortized with respect to the Marriott Note. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder’s holding period for the Marriott Note exceeds one year. The deductibility of capital losses is subject to limitations.

Additional Tax on Net Investment Income. Non-corporate U.S. Holders are generally subject to a 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s tax return filing status). A U.S. Holder’s net investment income will generally include any income or gain recognized by such holder with respect to the Marriott or Starwood Notes. Non-corporate U.S. Holders should consult their tax advisors on the applicability of this additional tax to its income and gains in respect of their investment in the Notes.

Information Reporting and Backup Withholding for U.S. Holders. In general, information reporting requirements will apply to payments made to U.S. Holders that surrender their Notes, other than certain exempt recipients. Each U.S. Holder will be asked to provide to Marriott’s paying agent such Holder’s correct taxpayer identification number and certify that such Holder is not subject to backup withholding. Backup withholding at the applicable rate will apply to payments made to a U.S. Holder if the U.S. Holder fails to timely provide its correct taxpayer identification number or certification of exempt status.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, and may entitle such U.S. Holder to a refund, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

The Exchange Offers

Tender of Starwood Notes. As discussed above under “U.S. Holders—The Exchange Offers—Tender of Starwood Notes,” the exchange of Starwood Notes for Marriott Notes pursuant to the exchange offers and consent solicitations will constitute a taxable exchange for U.S. federal income tax purposes. However, subject to the discussion in the next paragraph and the discussion below under “—Payments of Interest” and “—Early Participation Premium,” a Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain realized on the Non-U.S. Holder’s exchange of Starwood Notes pursuant to the exchange offers and consent solicitations. Non-U.S. Holders should consult their tax advisors about the U.S. federal tax consequences of the exchange offers and consent solicitations.

A Non-U.S. Holder generally will be subject to U.S. federal income tax on any gain realized on the exchange that is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if an applicable treaty so requires, is attributable to the conduct of a trade or business through a permanent establishment or fixed base in the United States) in the same manner as if such holder were a U.S. Holder. In addition, if the Non-U.S. Holder is a foreign corporation, such holder may also be subject to a branch profits tax at a rate of 30% (or lower treaty rate, if applicable) on its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Payments of Interest. Any amount received pursuant to the exchange offers and consent solicitations with respect to a Starwood Note that is attributable to accrued but unpaid interest will generally not be subject to U.S. federal income or withholding tax provided that (i) such Non-U.S. Holder (A) does not actually or constructively own 10% or more of the total combined voting power of all classes of Starwood’s stock entitled to vote (including as a result of the ownership of Marriott stock), (B) is not a controlled foreign corporation that is related to Starwood (actually or constructively) through stock ownership for U.S. federal income tax purposes and (C) is not a bank receiving certain types of interest, and (ii) the applicable withholding agent has received appropriate documentation from the Non-U.S. Holder (e.g., IRS Form W-8BEN or W-8BEN-E (or a suitable substitute form)) establishing that the Non-U.S. Holder is not a U.S. person for U.S. federal income tax purposes and certain other certification requirements are satisfied.

A Non-U.S. Holder generally will, however, be subject to U.S. federal income tax on amounts received pursuant to the exchange offers and consent solicitations that are attributable to accrued but unpaid interest on the Starwood Notes if such accrued but unpaid interest is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if an applicable treaty so requires, is attributable to the conduct of a trade or business through a permanent establishment or fixed base in the United States). A Non-U.S. Holder that is subject to U.S. federal income tax on accrued but unpaid interest under the rules described in the preceding sentence will not be subject to U.S. federal withholding tax on any such accrued but unpaid interest if the holder satisfies certain certification requirements under penalty of perjury (generally through the provision of a properly executed IRS Form W-8ECI or other applicable form). Accrued but unpaid interest that is effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the United States (and, if an applicable treaty so requires, is attributable to the conduct of a trade or business through a permanent establishment or fixed base in the United States) will be subject to tax in the same manner as if such holder were a U.S. Holder. In addition, if the Non-U.S. Holder is a foreign corporation, such holder may also be subject to a branch profits tax at a rate of 30% (or lower treaty rate, if applicable) on its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

A Non-U.S. Holder that does not qualify for an exemption from U.S. federal withholding tax under the rules described above will generally be subject to withholding at a rate of 30% (or lower treaty rate, if applicable) on amounts received pursuant to the exchange offers and consent solicitations that are attributable to accrued but unpaid interest received on the Starwood Notes.

Early Participation Premium. As discussed above under “U.S. Holders—The Exchange Offers—Early Participation Premium,” the U.S. federal income tax treatment of the Early Participation Premium is unclear. We intend to take the position that any Early Participation Premium is additional consideration for the tendered Starwood Notes, in which case the Early Participation Premium would be treated as part of the amount paid to the Non-U.S. Holder in respect of such Starwood Notes, as provided above under “—Tender of Starwood Notes.” Alternatively, the Early Participation Premium may be treated as interest or a separate fee and thus may be subject to U.S. federal withholding tax at a 30% rate (or lower applicable treaty rate). If, however, the interest or separate fee is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if an applicable treaty so requires, is attributable to the conduct of a trade or business through a permanent establishment or fixed base in the United States), the interest or separate fee will be subject to tax in the same manner as if such holder were a U.S. Holder and generally will be exempt from U.S. federal withholding tax if the Non-U.S. Holder provides a properly executed IRS Form W-8ECI or other applicable form. There can be no assurance that the IRS will not successfully challenge the position that we intend to take. Non-U.S. Holders should consult their tax advisors about the U.S. federal income tax treatment of the receipt of the Early Participation Premium, the availability of a refund of any U.S. withholding tax, and the provisions of any applicable income tax treaties which may provide different rules from those described above.

Treatment of the Marriott Notes

Payments of Interest. Payments of interest (including OID) on Marriott Notes received pursuant to the exchange offers and consent solicitations will generally not be subject to U.S. federal income or withholding tax, subject to the conditions described above under “Non-U.S. Holders—The Exchange Offers—Payments of Interest” (substituting references to Marriott for references to Starwood for purposes of clauses (i)(A) and (i)(B) in the first paragraph of such section).

Sale or Other Taxable Disposition of Marriott Notes. Any gain realized by a Non-U.S. Holder on the sale, exchange, optional redemption, retirement or other taxable disposition of a Marriott Note (except with respect to accrued and unpaid interest, which would be treated as described above) will generally not be subject to U.S. federal income tax. As discussed above under “Non-U.S. Holders—The Exchange

Offers—Tender of Starwood Notes,” a Non-U.S. Holder generally will, however, be subject to U.S. federal income tax on any gain realized in a taxable disposition of a Marriott Note that is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if an applicable treaty so requires, is attributable to the conduct of a trade or business through a permanent establishment or fixed base in the United States).

Information Reporting and Backup Withholding for Non-U.S. Holders. In general, a Non-U.S. Holder will not be subject to information reporting or backup withholding with respect to the proceeds from the exchange offers or the payments in respect of Marriott Notes provided such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN, W-8BEN-E or other applicable form) and the payor does not have actual knowledge or reason to know that such Non-U.S. Holder is a U.S. person. However, information reporting (but not backup withholding) will generally apply to the portion of the payment attributable to any accrued and unpaid interest. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a Non-U.S. Holder’s U.S. federal income tax liability, and may entitle such Non-U.S. Holder to a refund, provided the required information is timely furnished to the IRS.

Holders Not Tendering in the Exchange Offers

In General

The U.S. federal income tax treatment of holders who do not tender their Starwood Notes pursuant to the exchange offers and consent solicitations will depend upon whether the adoption of the proposed amendments results in a “deemed” exchange of such Starwood Notes for U.S. federal income tax purposes to such non-tendering holders. In general, the modification of a debt instrument will result in a deemed exchange of an “old” debt instrument for a “new” debt instrument (upon which gain or loss may be realized) if such modification is “significant” within the meaning of applicable Treasury Regulations. Under these Treasury Regulations, a modification is “significant” if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, the legal rights and obligations that are altered and the degree to which they are altered are “economically significant.” The Treasury Regulations further provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification. The Treasury Regulations do not define “customary accounting or financial covenants.” We intend to treat the adoption of the proposed amendments as deletions of or alterations to customary accounting or financial covenants so as not to constitute a significant modification to the terms of the Starwood Notes with respect to non-tendering holders. If adoption of the proposed amendments does not constitute a significant modification of the Starwood Notes, then non-tendering holders should not recognize gain or loss as a result of the adoption of the proposed amendments. There can be no assurance that the IRS will not successfully challenge the position that we intend to take.

U.S. Holders

If the IRS successfully asserts that the adoption of the proposed amendments resulted in a deemed exchange of the “old” Starwood Notes for “new” Starwood Notes to non-tendering U.S. Holders, whether such deemed exchange would be taxable to a non-tendering U.S. Holder would depend upon, among other things, whether such exchange qualifies as a tax-free recapitalization for U.S. federal income tax purposes. Such qualification may not be clear and will generally depend on whether the “old” and “new” Starwood Notes constitute “securities” for U.S. federal income tax purposes. If a deemed exchange does not qualify as a tax-free recapitalization, non-tendering U.S. Holders would generally recognize taxable gain or loss (which loss may be subject to deferral under the “wash sale” provisions of the Code) on the deemed exchange. U.S. Holders should consult their tax advisors as to the possibility that any such deemed exchange could qualify as a recapitalization for U.S. federal income tax purposes and the amount and character of any gain or loss that would be recognized in the case of a taxable deemed exchange, as well as the possibility of the “new” Starwood Notes being issued with OID.

Non-U.S. Holders

Non-U.S. Holders who do not tender their Starwood Notes should experience no material U.S. federal income tax consequences if the adoption of the proposed amendments is not treated as resulting in a deemed exchange. Even if the adoption of the proposed amendments results in a deemed exchange, Non-U.S. Holders generally would not be subject to U.S. federal income tax on such deemed exchange except as described above under “Non-U.S. Holders—The Exchange Offers—Tender of Starwood Notes” and “—Payments of Interest.”

Additional Withholding Requirements under the Foreign Account Tax Compliance Act

Foreign Account Tax Compliance Withholding. Sections 1471 through 1474 of the Code, the Treasury Regulations promulgated thereunder and other governmental notices with respect thereto (collectively “FATCA”) could impose a withholding tax of 30% (“FATCA Withholding”) on the portion of the payment made in exchange for the Starwood Notes attributable to accrued and unpaid interest on the Starwood Notes, if any, and on interest on the Marriott Notes, in each case paid to a Non-U.S. Holder or any non-U.S. person or entity that receives such payments on behalf of a Non-U.S. Holder (a “non-U.S. payee”), unless such Non-U.S. Holder and each non-U.S. payee in the payment chain complies with the applicable information reporting, account identification, withholding, certification and other FATCA-related requirements (including any intergovernmental agreement entered into by the United States and another applicable jurisdiction to facilitate the application and implementation of FATCA (an “IGA”)). In the case of a payee that is a non-U.S. financial institution (for example, a clearing system, custodian, nominee or broker), withholding generally will not be imposed if the financial institution complies with the requirements imposed by FATCA to collect and report (to the U.S. or another relevant taxing authority) substantial information about such institution’s U.S. account holders (which would include some account holders that are non-U.S. entities but have U.S. owners). Other payees, including individuals, may be required to provide proof of tax residence or waivers of confidentiality laws and/or, in the case of non-U.S. entities, certification or information relating to their U.S. ownership.

FATCA Withholding may be imposed at any point in a payment chain if a non-U.S. payee is not compliant with the applicable FATCA requirements. A payment chain may consist of a number of parties, including a paying agent, a clearing system, each of the clearing system’s participants and a non-U.S. bank or broker through which a Non-U.S. Holder holds the Starwood Notes or Marriott Notes, as applicable. Accordingly, if a Non-U.S. Holder receives payments through a payment chain that includes one or more non-U.S. payees, the payment could be subject to FATCA Withholding if any non-U.S. payee in the payment chain fails to comply with the FATCA requirements and is subject to withholding. This would be the case even if the Non-U.S. Holder would not otherwise have been directly subject to FATCA Withholding.

A number of countries have entered into, and other countries are expected to enter into, IGAs. While the existence of an IGA will not eliminate the risk that Notes will be subject to FATCA Withholding, these agreements are expected to facilitate compliance with the FATCA requirements thereby reducing the likelihood that FATCA Withholding will occur for Holders in (or Holders that indirectly hold Notes through financial institutions in) those countries.

In addition, FATCA Withholding could apply to the gross proceeds payable upon the sale, exchange, redemption or maturity of the Marriott Notes on or after January 1, 2019.

Depending on a Non-U.S. Holder’s circumstances, such Non-U.S. Holder may be entitled to a refund or credit in respect of some or all of any FATCA Withholding. However, even if a Non-U.S. Holder were entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay such Non-U.S. Holder’s receipt of any withheld amounts.

Non-U.S. Holders are strongly urged to consult their tax advisors about FATCA. Non-U.S. Holders should also consult their banks or brokers through which they hold the Starwood Notes or Marriott Notes, as applicable, about the likelihood that payments to such banks or brokers (for credit to such Non-U.S. Holders) may become subject to FATCA Withholding at some point in the payment chain.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York. Certain legal matters relating to the securities offered hereby will be passed upon for the dealer manager by DLA Piper LLP (US), New York, New York. DLA Piper LLP (US) has represented and continues to represent Marriott and Starwood from time to time in other matters.

EXPERTS

The consolidated financial statements of Marriott appearing in Marriott’s Annual Report (Form 10-K) for the year ended December 31, 2015, and the effectiveness of Marriott’s internal control over financial reporting as of December 31, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated in this prospectus by reference. Such consolidated financial statements and Marriott’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Starwood Hotels & Resorts Worldwide, Inc. appearing in Marriott’s Current Report on Form 8-K/A dated November 17, 2016 for the year ended December 31, 2015 (including the schedule appearing therein), and the effectiveness of Starwood Hotels & Resorts Worldwide, Inc.’s internal control over financial reporting as of December 31, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated in this prospectus by reference. Such consolidated financial statements and Starwood Hotels & Resorts Worldwide, Inc.’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 are incorporated in this prospectus by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a website that contains reports, proxy and information statements and other information about registrants that file electronically with the SEC (http://www.sec.gov). Our internet address is www.marriott.com. You can also inspect reports and other information we file at the office of The NASDAQ Stock Market, One Liberty Plaza, 165 Broadway, New York, New York 10006.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

•	Our Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, June 30, and September 30, 2016;

•	Our Current Reports on Form 8-K filed on March 14, March 21, March 25, March 28, April 8, (as to Item 5.07 only), May 10, June 6, June 10, June 13, September 23, (as to items 2.01, 2.03 and 5.02 only), October 31, 2016 and our Current Report on Form 8-K/A filed on November 17, 2016;

•	The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 from our Definitive Proxy Statement on Schedule 14A, filed on April 5, 2016; and

•	Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of this offering.

You may request a copy of these filings at no cost by writing or telephoning us at the following address:

Corporate Secretary

Marriott International, Inc.

10400 Fernwood Road

Department 52/862

Bethesda, Maryland 20817

(301) 380-3000

Marriott International, Inc.

OFFERS TO EXCHANGE

ALL OUTSTANDING STARWOOD HOTELS & RESORTS WORLDWIDE, LLC

(FORMERLY KNOWN AS STARWOOD HOTELS & RESORTS WORLDWIDE, INC.)

NOTES AND SOLICITATIONS OF CONSENT TO AMEND THE RELATED INDENTURE AND NOTES

PROSPECTUS

The Exchange Agent for the Exchange Offers and the Consent Solicitations is:

Global Bondholder Services Corporation

By Facsimile (Eligible Institutions Only):	By Mail or Hand:
(212) 430-3775 or (212) 430-3779	65 Broadway—Suite 404 New York, New York 10006

Any questions or requests for assistance may be directed to the dealer manager at the address and telephone number set forth below. Requests for additional copies of this prospectus and the letter of transmittal and consent may be directed to the Information Agent. Beneficial owners may also contact their custodian for assistance concerning the exchange offers and the consent solicitations.

The Information Agent for the Exchange Offers and the Consent Solicitations is:

Global Bondholder Services Corporation

65 Broadway—Suite 404

New York, New York 10006

Attn: Corporate Actions

Banks and Brokers call: (212) 430-3774

All others please call toll free: (866) 470-4300

contact@gbsc-usa.com

The Dealer Manager for the Exchange Offers and the Consent Solicitations is:

Deutsche Bank Securities

60 Wall Street

New York, NY 10005

Attention: Liability Management Group

Collect: (212) 250-2955

Toll-Free (866) 627-0391

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Article Eleventh and Article Sixteenth of Marriott’s Restated Certificate of Incorporation (the “Certificate”) and Section 7.7 of Marriott’s Amended and Restated Bylaws (the “Bylaws”) limit the personal liability of directors to Marriott or its stockholders for monetary damages for breach of fiduciary duty. These provisions of Marriott’s Certificate and Bylaws are collectively referred to herein as the “Director Liability and Indemnification Provisions.”

The Director Liability and Indemnification Provisions define and clarify the rights of individuals, including Marriott directors and officers, to indemnification by Marriott for personal liability or expenses incurred by them as a result of litigation against them. These provisions are consistent with Section 102(b)(7) of the Delaware General Corporation Law, which is designed, among other things, to encourage qualified individuals to serve as directors of Delaware corporations by permitting Delaware corporations to include in their certificates of incorporation a provision limiting or eliminating directors’ liability for monetary damages and with other existing Delaware General Corporation Law provisions permitting indemnification of certain individuals, including directors and officers. The limitations of liability in the Director Liability and Indemnification Provisions may not affect claims arising under the federal securities laws.

In performing their duties, directors of a Delaware corporation are obligated as fiduciaries to exercise their business judgment and act in what they reasonably determine in good faith, after appropriate consideration, to be the best interests of the corporation and its stockholders. Decisions made on that basis are protected by the so-called “business judgment rule.” The business judgment rule is designed to protect directors from personal liability to the corporation or its stockholders when business decisions are subsequently challenged. However, the expense of defending lawsuits, the frequency with which unwarranted litigation is brought against directors and the inevitable uncertainties about the outcome of applying the business judgment rule to particular facts and circumstances mean that, as a practical matter, directors and officers of a corporation rely on indemnity from, and insurance procured by, the corporation they serve, as a financial backstop for such expenses or unforeseen liability. The Delaware legislature has recognized that adequate insurance and indemnity provisions are often a condition of an individual’s willingness to serve as director of a Delaware corporation. The Delaware General Corporation Law has for some time specifically permitted corporations to provide indemnity and procure insurance for its directors and officers.

This description of the Director Liability and Indemnification Provisions is intended as a summary only and is qualified in its entirety by reference to Marriott’s Certificate and Marriott’s Bylaws, each of which has been filed with the SEC.

Item 21. Exhibits and Financial Statement Schedules

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Marriott (incorporated by reference to Exhibit No. 3(i) to Marriott 8-K filed August 22, 2006) (File No. 001-13881).

3.2	Amended and Restated Bylaws of Marriott (incorporated by reference to Exhibit No. 3(ii) to Marriott 8-K filed June 8, 2014) (File No. 001-13881).

4.1	Indenture, dated as of November 16, 1998, between Marriott and the Bank of New York Mellon (formerly The Bank of New York), as successor to JPMorgan Chase Bank, N.A. (formerly JPMorgan Chase Bank, formerly The Chase Manhattan Bank), as trustee (incorporated by reference to Exhibit No 4.1 to Marriott 10-K filed January 1, 1999) (File No. 001-13881).

4.2	Indenture, dated as of September 13, 2007, between Starwood and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit No 4.1 to Starwood 8-K filed September 17, 2007) (File Number 001-07959).

4.3	Supplemental Indenture No. 2, dated as of May 23, 2008, between Starwood and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit No 4.1 to Starwood 8-K filed May 28, 2008) (File Number 001-07959).

4.4	Supplemental Indenture No. 4, dated as of November 20, 2009, between Starwood and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit No 4.1 to Starwood 8-K filed November 20, 2009) (File Number 001-07959).

4.5	Indenture, dated as of December 10, 2012, between Starwood and the Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit No 4.1 to Starwood 8-K filed December 10, 2012) (File Number 001-07959).

4.6	Supplemental Indenture No. 1, dated as of December 10, 2012, between Starwood and the Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit No. 4.2 to Starwood 8-K filed December 10, 2012) (File Number 001-07959).

4.7	Supplemental Indenture No. 2, dated as of September 15, 2014, between Starwood and the Bank of New York Mellon Trust Company, N.A., as trustee (Incorporated by reference to Exhibit No. 4.2 to Starwood 8-K filed September 15, 2014) (File Number 001-07959).

4.8*	Form of Marriott’s 6.750% Series S Note due 2018.

4.9*	Form of Marriott’s 7.150% Series T Note due 2019.

4.10*	Form of Marriott’s 3.125% Series U Note due 2023.

4.11*	Form of Marriott’s 3.750% Series V Note due 2025.

4.12*	Form of Marriott’s 4.500% Series W Note due 2034.

4.13*	Form of Indenture Officers’ Certificate (with respect to Marriott’s 6.750% Series S Note due 2018) pursuant to Section 301 of the Marriott Indenture.

4.14*	Form of Indenture Officers’ Certificate (with respect to Marriott’s 7.150% Series T Note due 2019) pursuant to Section 301 of the Marriott Indenture.

4.15*	Form of Indenture Officers’ Certificate (with respect to Marriott’s 3.125% Series U Note due 2023) pursuant to Section 301 of the Marriott Indenture.

Exhibit No.	Description

4.16*	Form of Indenture Officers’ Certificate (with respect to Marriott’s 3.750% Series V Note due 2025) pursuant to Section 301 of the Marriott Indenture.

4.17*	Form of Indenture Officers’ Certificate (with respect to Marriott’s 4.500% Series W Note due 2034) pursuant to Section 301 of the Marriott Indenture.

4.18*	Form of Supplemental Indenture No. 7, to the Indenture, dated as of September 13, 2007, between Starwood and U.S. Bank National Association, as trustee.

4.19*	Form of Supplemental Indenture No. 4, to the Indenture, dated as of December 10, 2012, between Starwood and the Bank of New York Mellon Trust Company, N.A., as trustee.

5.1*	Opinion of Gibson, Dunn & Crutcher LLP as to the validity of the notes being registered.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2*	Consent of Independent Registered Public Accounting Firm of Marriott, Ernst & Young LLP.

23.3*	Consent of Independent Registered Public Accounting Firm of Starwood, Ernst & Young LLP.

24.1*	Power of Attorney (included on the signature page hereto).

25.1*	Statement of Eligibility of The Bank of New York Mellon on Form T-1, with respect to the Indenture dated as of November 16, 1998.

99.1*	Form of Letter of Transmittal.

*	Filed herewith.

Item 22. Undertakings

(a)	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

•	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

•	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

•	Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

•	material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

•	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

•	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

•	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

•	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(d)	The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(f)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, in the State of Maryland, on the 18th day of November, 2016.

MARRIOTT INTERNATIONAL, INC.

By:	/s/ Arne M. Sorenson
Arne M. Sorenson
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Edward A. Ryan as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Arne M. Sorenson	President, Chief Executive Officer and Director (Principal Executive Officer)	November 18, 2016
Arne M. Sorenson

/s/ Leeny K. Oberg	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	November 18, 2016
Leeny K. Oberg

/s/ Bao Giang Val Bauduin	Controller and Chief Accounting Officer (Principal Accounting Officer)	November 18, 2016
Bao Giang Val Bauduin

/s/ J.W. Marriott, Jr.	Chairman of the Board	November 18, 2016
J.W. Marriott, Jr.

Signature	Title	Date

/s/ Mary K. Bush	Director	November 18, 2016
Mary K. Bush

/s/ Bruce W. Duncan	Director	November 18, 2016
Bruce W. Duncan

/s/ Deborah Marriott Harrison	Director	November 18, 2016
Deborah Marriott Harrison

/s/ Frederick A. Henderson	Director	November 18, 2016
Frederick A. Henderson

/s/ Eric Hippeau	Director	November 18, 2016
Eric Hippeau

/s/ Lawrence W. Kellner	Director	November 18, 2016
Lawrence W. Kellner

/s/ Debra L. Lee	Director	November 18, 2016
Debra L. Lee

/s/ Aylwin B. Lewis	Director	November 18, 2016
Aylwin B. Lewis

/s/ George Muñoz	Director	November 18, 2016
George Muñoz

/s/ W. Mitt Romney	Director	November 18, 2016
W. Mitt Romney

/s/ Steven S. Reinemund	Director	November 18, 2016
Steven S. Reinemund

/s/ Susan C. Schwab	Director	November 18, 2016
Susan C. Schwab

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Marriott (incorporated by reference to Exhibit No. 3(i) to Marriott 8-K filed August 22, 2006) (File No. 001-13881).

3.2	Amended and Restated Bylaws of Marriott (incorporated by reference to Exhibit No. 3(ii) to Marriott 8-K filed June 8, 2014) (File No. 001-13881).

4.1	Indenture, dated as of November 16, 1998, between Marriott and The Bank of New York Mellon (formerly The Bank of New York), as successor to JPMorgan Chase Bank, N.A. (formerly JPMorgan Chase Bank, formerly The Chase Manhattan Bank), as trustee (incorporated by reference to Exhibit No 4.1 to Marriott 10-K filed January 1, 1999) (File No. 001-13881).

4.2	Indenture, dated as of September 13, 2007, between Starwood and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit No 4.1 to Starwood 8-K filed September 17, 2007) (File Number 001-07959).

4.3	Supplemental Indenture No. 2, dated as of May 23, 2008, between Starwood and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit No 4.1 to Starwood 8-K filed May 28, 2008) (File Number 001-07959).

4.4	Supplemental Indenture No. 4, dated as of November 20, 2009, between Starwood and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit No 4.1 to Starwood 8-K filed November 20, 2009) (File Number 001-07959).

4.5	Indenture, dated as of December 10, 2012, between Starwood and the Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit No 4.1 to Starwood 8-K filed December 10, 2012) (File Number 001-07959).

4.6	Supplemental Indenture No. 1, dated as of December 10, 2012, between Starwood and the Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit No. 4.2 to Starwood 8-K filed December 10, 2012) (File Number 001-07959).

4.7	Supplemental Indenture No. 2, dated as of September 15, 2014, between Starwood and the Bank of New York Mellon Trust Company, N.A., as trustee (Incorporated by reference to Exhibit No. 4.2 to Starwood 8-K filed September 15, 2014) (File Number 001-07959).

4.8*	Form of Marriott’s 6.750% Series S Note due 2018.

4.9*	Form of Marriott’s 7.150% Series T Note due 2019.

4.10*	Form of Marriott’s 3.125% Series U Note due 2023.

4.11*	Form of Marriott’s 3.750% Series V Note due 2025.

4.12*	Form of Marriott’s 4.500% Series W Note due 2034.

4.13*	Form of Indenture Officers’ Certificate (with respect to Marriott’s 6.750% Series S Note due 2018) pursuant to Section 301 of the Marriott Indenture.

4.14*	Form of Indenture Officers’ Certificate (with respect to Marriott’s 7.150% Series T Note due 2019) pursuant to Section 301 of the Marriott Indenture.

4.15*	Form of Indenture Officers’ Certificate (with respect to Marriott’s 3.125% Series U Note due 2023) pursuant to Section 301 of the Marriott Indenture.

Exhibit No.	Description

4.16*	Form of Indenture Officers’ Certificate (with respect to Marriott’s 3.750% Series V Note due 2025) pursuant to Section 301 of the Marriott Indenture.

4.17*	Form of Indenture Officers’ Certificate (with respect to Marriott’s 4.500% Series W Note due 2034) pursuant to Section 301 of the Marriott Indenture.

4.18*	Form of Supplemental Indenture No. 7, to the Indenture, dated as of September 13, 2007, between Starwood and U.S. Bank National Association, as trustee.

4.19*	Form of Supplemental Indenture No. 4, to the Indenture, dated as of December 10, 2012, between Starwood and the Bank of New York Mellon Trust Company, N.A., as trustee.

5.1*	Opinion of Gibson, Dunn & Crutcher LLP as to the validity of the notes being registered.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2*	Consent of Independent Registered Public Accounting Firm of Marriott, Ernst & Young LLP.

23.3*	Consent of Independent Registered Public Accounting Firm of Starwood, Ernst & Young LLP.

24.1*	Power of Attorney (included on the signature page hereto).

25.1*	Statement of Eligibility of The Bank of New York Mellon on Form T-1, with respect to the Indenture dated as of November 16, 1998.

99.1*	Form of Letter of Transmittal.

*	Filed herewith.